                                                                     EXHIBIT 4.4

                        FORM OF SERIES 1998-1 SUPPLEMENT


                     HOUSEHOLD AFFINITY FUNDING CORPORATION

                                    Seller,

                         HOUSEHOLD FINANCE CORPORATION

                                   Servicer,

                                      and

                             THE BANK OF NEW YORK,

                                    Trustee

                      on behalf of the Certificateholders


                            SERIES 1998-1 SUPPLEMENT

                            Dated as of July 1, 1998

                                     to the

                              AMENDED AND RESTATED

                        POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 1993


                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

                                 Series 1998-1

                                TABLE OF CONTENTS

                                                                                                               PAGE



SECTION 1.        Designation....................................................................................1

SECTION 2.        Definitions....................................................................................2

SECTION 3.        Servicing Compensation........................................................................19

SECTION 4.        Article IV of Agreement.......................................................................19

     Section 4.07.         Allocations..........................................................................20

     Section 4.08.         Determination of Monthly Interest....................................................20

     Section 4.09.         Determination of Monthly Principal...................................................22

     Section 4.10.         Coverage of Required Amounts.........................................................24

     Section 4.11.         Application of Available Funds on Deposit in the Collection Account, the
                           Principal Funding Account and the Collection Subaccount..............................24

     Section 4.12.         Investor Charge-Offs.................................................................27

     Section 4.13.         Excess Finance Charge and Administrative Collections.................................29

     Section 4.14.         Establishment of Series 1998-1 Cash Collateral Account...............................30

     Section 4.15.         Subordinated Principal Collections...................................................32

     Section 4.16.         Reallocated Investor Finance Charge and Administrative Collections...................33

     Section 4.17.         Series 1998-1 Excess Principal Collections...........................................34

     Section 4.18.         Exchange of Investor Certificates for Seller Interest................................35

     Section 4.19.         Principal Funding Account............................................................35

     Section 4.20.         Reserve Account......................................................................36

SECTION 5.        Distributions.................................................................................38

SECTION 6.        Statements to Certificateholders..............................................................39

SECTION 7.        Additional Amortization Events................................................................40

SECTION 8.        Optional Repurchase...........................................................................42

SECTION 9.        Sale of Certificateholders' Interest pursuant to Section 2....................................42

SECTION 10.       Distributions pursuant to Sections 8 or 9 of this Series Supplement and Section 2.06,
                  10.01 or 12.02(c) of the Agreement............................................................42

SECTION 11.       Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables
                  pursuant to Section 9.02 of the Agreement.....................................................43

SECTION 12.       Section 9.02 of the Agreement; Rights of the Collateral Interest Holder.......................45

SECTION 13.       Clearing Agency...............................................................................45


                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                Page
SECTION 14.       Delivery of the Class A Certificates and the Class B Certificates.............................45

SECTION 15.       Ratification of Agreement.....................................................................45

SECTION 16.       Counterparts..................................................................................45

SECTION 17.       Governing Law.................................................................................46

SECTION 18.       Forms of Certificates and Monthly Servicer's Certificate......................................46

SECTION 19.       Definition of Tax Opinion for Purposes of Series 1998-1.......................................46

SECTION 20.       ERISA Restrictions............................................................................46





                                    EXHIBITS


Exhibit A-1    Form of 1998-1 Class A Certificate
Exhibit A-2    Form of 1998-1 Class B Certificate
Exhibit B      Form of 1998-1 Monthly Servicer's Certificate

            Series 1998-1 SUPPLEMENT, dated as of July 1, 1998 (the "Series Supplement") by and among Household Affinity Funding Corporation, a Delaware corporation, as seller (the "Seller"), Household Finance Corporation, a Delaware corporation, as servicer (the "Servicer"), and The Bank of New York, a New York banking corporation (together with its successor in trust thereunder as provided in the Pooling and Servicing Agreement referred to below, the "Trustee"), as trustee under the Amended and Restated Pooling and Servicing Agreement, by and among the Seller, the Servicer and the Trustee dated as of August 1, 1993 (as amended to the date hereof, the "Agreement").

                                    RECITALS

            Section 6.03 of the Agreement provides, among other things, that the Seller and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance by the Trustee to the Seller for execution and redelivery to the Trustee for authentication one or more Series of Investor Certificates. The Seller has tendered the notice of issuance required by subsection 6.03(b)(i) of the Agreement and hereby enters into this Series Supplement with the Servicer and the Trustee as required by such Section 6.03 to provide for the issuance, authentication and delivery of the Class A and Class B Certificates, Series 1998-1 and to specify the Principal Terms thereof. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

SECTION 1. Designation.

            (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement designated as "Household Affinity Credit Card Master Trust I, Series 1998-1". The Series 1998-1 Certificates shall be issued in two certificated Classes, the first of which shall be known as the "Floating Rate Class A Credit Card Participation Certificates, Series 1998-1", and the second of which shall be known as the "Floating Rate Class B Credit Card Participation Certificates, Series 1998-1". In addition, there is hereby created a third Class of uncertificated interests in the Trust which, except as expressly provided herein, shall be deemed to be "Investor Certificates" for all purposes under the Agreement and this Series Supplement and which shall be known as the "Collateral Interest, Series 1998-1". The Collateral Interest Holder shall be deemed to be the Series Enhancer for all purposes under the Agreement and this Series Supplement.


            (b) The Series 1998-1 Certificates shall be included in Group Three and shall be deemed to be "Investor Certificates" for all purposes under the Agreement and this Series Supplement. Notwithstanding any provision in the Agreement or in this Series Supplement, the first Distribution Date with respect to Series 1998-1 shall be the [____________], 1998 Distribution Date.


            (c) Except as expressly provided herein, the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates shall not be applicable to the Collateral Interest, and in no event shall clause (c) of the definition of "Tax Opinion" set forth in Section 19 hereof be operative with respect to the Collateral Interest.

SECTION 2. Definitions.

            (a) Whenever used in this Series Supplement and when used in the Agreement with respect to the Series 1998-1 Certificates, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            "Additional Interest" shall mean, at any time of determination, the sum of Class A Additional Interest, Class B Additional Interest and Collateral Additional Interest.

            "Adjusted Invested Amount" shall mean, with respect to any date of determination, an amount equal to the Invested Amount, less the Principal Funding Account Balance on such date of determination.

            "Agreement" shall mean, for purposes of this Supplement, the Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 1993, as amended and as may be further amended from time to time, by and among the Seller, the Servicer and the Trustee (without regard to this Supplement or supplements for other Series).

            "Allocable Servicing Fee" shall have the meaning specified in
Section 3.

            "Available Collateral Amount" shall mean, with respect to any date of determination, the lesser of (a) the sum of the amount on deposit in the Cash Collateral Account and the Collateral Invested Amount and (b) the Required Collateral Amount.

            "Available Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) an amount equal to (i) the Floating Allocation Percentage with respect to the Revolving Period, or the Principal Allocation Percentage with respect to the Controlled Accumulation Period, any Early Accumulation Period or any Early Amortization Period, of Series Allocable Principal Collections deposited into the Collection Account for the related Due Period (or any partial Due Period which occurs as the first Due Period during any Early Accumulation Period or any Early Amortization Period), minus (ii) the amount of Subordinated Principal Collections allocable to the Class B Invested Amount and the Collateral Invested Amount with respect to such Distribution Date which is required to fund any deficiency pursuant to subsection 4.15(a) for such Distribution Date, plus (b) Series Allocable Miscellaneous Payments on deposit in the Collection Account for such Distribution Date, plus (c) Series 1998-1 Excess Principal Collections on deposit in the Collection Account for such Distribution Date, plus (d) Subordinated Series Reallocated Principal Collections on deposit in the Collection Account for such Distribution Date, plus (e) the amount, if any, of Reallocated Investor Finance Charge and Administrative Collections to be distributed pursuant to Section
4.11(a)(ii) on such Distribution Date and plus (f) the amount, if any, of Excess Finance Charge and Administrative Collections to be distributed pursuant to Sections 4.13(b), (d) or (e) on such Distribution Date.

            "Available Reserve Account Amount" shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (after taking into account any interest and earnings retained in the Reserve Account pursuant to subsection 4.20(b) on such date and
(b) the Required Reserve Account Amount.

            "Base Rate" shall mean the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the Collateral Rate (weighted based on the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Invested Amount as of the last day of the preceding Due Period) plus 2.00% per annum.

            "Cash Collateral Account" shall have the meaning set forth in
Section 4.14.

            "Class A Additional Interest" shall have the meaning specified in subsection 4.08(a).

            "Class A Adjusted Invested Amount" shall mean, with respect to any date of determination, an amount equal to the Class A Invested Amount less the Principal Funding Account Balance (but not in excess of the Class A Invested Amount) on such date.

            "Class A Certificate Rate" shall mean, from and including [___________], 1998 to and excluding [___________], 1998, and for any Interest
Period thereafter, a per annum rate equal to LIBOR (as defined herein) plus [____]%.

            "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

            "Class A Certificateholders' Interest" shall mean the portion of the Certificateholders' Interest evidenced by the Class A Certificates.

            "Class A Certificates" shall mean any one of the Certificates executed by the Seller and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1.

            "Class A Initial Invested Amount" shall mean the aggregate initial principal amount of the Class A Certificates, which is $[____________].

            "Class A Interest Shortfall" shall have the meaning specified in subsection 4.08(a).

            "Class A Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs over Class A Investor Charge-Offs reimbursed pursuant to subsection 4.12(a) prior to such date and minus (d) the amount of any reduction in the Class A Invested Amount pursuant to Section 4.18 prior to such date.

            "Class A Invested Percentage" shall mean, with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Adjusted Invested Amount as of the last day of the second preceding Due Period and the denominator of which is the Adjusted Invested Amount as of such last day.

            "Class A Investor Charge-Offs" shall have the meaning specified in subsection 4.12(a).

            "Class A Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of the Investor Defaulted Amount for the immediately preceding Due Period and the Class A Invested Percentage for such Distribution Date.

            "Class A Monthly Interest" shall mean the monthly interest distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.08(a).

            "Class A Monthly Principal" shall mean the monthly principal distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.09(a).

            "Class A Pool Factor" shall mean, with respect to any Record Date, a number carried out to eight decimals representing the ratio of the Class A Invested Amount as of such Record Date (determined after taking into account any increases or decreases in the Class A Invested Amount which will occur on the following Distribution Date) to the Class A Initial Invested Amount.

            "Class A Principal Funding Account Percentage" shall mean with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of all deposits of Class A Monthly Principal deposited into the Principal Funding Account pursuant to subsection 4.11(d)(i) and the denominator of which is the Principal Funding Account Balance as of such date.

            "Class A Required Amount" shall have the meaning specified in subsection 4.10(a).

            "Class B Additional Interest" shall have the meaning specified in subsection 4.08(b).

            "Class B Adjusted Invested Amount" shall mean an amount equal to the Class B Invested Amount less the positive difference, if any, between the Principal Funding Account Balance and the Class A Invested Amount on such date.

            "Class B Certificate Rate" shall mean from and including [___________], 1998 to and excluding [__________], 1998, and for any Interest
Period thereafter, a per annum rate equal to LIBOR (as defined herein) plus [______]%.

            "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

            "Class B Certificateholders' Interest" shall mean the portion of the Certificateholders' Interest evidenced by the Class B Certificates.

            "Class B Certificates" shall mean any one of the Certificates executed by the Seller and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2.

            "Class B Initial Invested Amount" shall mean the aggregate initial principal amount of the Class B Certificates, which is $[____________].

            "Class B Interest Shortfall" shall have the meaning specified in subsection 4.08(b).

            "Class B Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) the Class B Initial Invested Amount, minus (b) the amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (d) the amount of Subordinated Principal Collections allocated on all prior Distribution Dates pursuant to Section 4.15 (excluding any Subordinated Principal Collections allocable to the Collateral Invested Amount), minus (e) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates pursuant to subsection 4.12(a), plus (f) the sum of (A) the aggregate amount of any Series Allocable Miscellaneous Payments allocated on all prior Distribution Dates pursuant to subsection 4.12(b) and (B) the amount of Excess Finance Charge and Administrative Collections allocated and available on all prior Distribution Dates pursuant to subsection 4.13(e) and any withdrawals from the Cash Collateral Account applied in accordance with such subsection on such dates, for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c), (d) and (e), and minus (g) the amount of any reduction in the Class B Invested Amount pursuant to Section 4.18 prior to such date.

            "Class B Invested Percentage" shall mean, with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Adjusted Invested Amount as of the last day of the second preceding Due Period and the denominator of which is the Adjusted Invested Amount as of such last day.

            "Class B Investor Charge-Offs" shall have the meaning specified in subsection 4.12(b).

            "Class B Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of the Investor Defaulted Amount for the immediately preceding Due Period and the Class B Invested Percentage for such Distribution Date.

            "Class B Monthly Interest" shall mean the monthly interest distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.08(b).

            "Class B Monthly Principal" shall mean the monthly principal distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.09(b).

            "Class B Pool Factor" shall mean, with respect to any Record Date, a number carried out to eight decimals representing the ratio of the Class B Invested Amount as of such Record Date (determined after taking into account any increases or decreases in the Class B Invested Amount which will occur on the following Distribution Date) to the Class B Initial Invested Amount.

            "Class B Principal Commencement Date" shall mean the first date on which principal is actually distributed to Class B Certificateholders.

            "Class B Principal Funding Account Percentage" shall mean with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of all deposits of Class B Monthly Principal deposited into the Principal Funding Account pursuant to subsection 4.11(d)(ii) and the denominator of which is the Principal Funding Account Balance as of such date.

            "Class B Required Amount" shall have the meaning specified in subsection 4.10(b).

            "Collateral Additional Interest" shall have the meaning specified in subsection 4.08(c).

            "Collateral Agreement" shall mean the agreement among the Seller, the Servicer, the Trustee and the Collateral Interest Holder, dated as of July [__], 1998, as amended from time to time.

            "Collateral Amount" shall mean, for any date of determination, the sum of (a) the Collateral Invested Amount and (b) the aggregate amount of funds on deposit in the Cash Collateral Account, in each case on such date.

            "Collateral Cash Surplus" shall mean, as of any date of determination, the lesser of (a) the Collateral Surplus and (b) the amount on deposit in the Cash Collateral Account.

            "Collateral Charge-Offs" shall have the meaning specified in Section 4.12(c).

            "Collateral Default Amount" shall mean, with respect to any Distribution Date, the product of the Investor Defaulted Amount for the related Due Period and the Collateral Invested Percentage.

            "Collateral Initial Invested Amount" shall mean $[____________].

            "Collateral Interest" shall mean a fractional undivided interest in the Trust which shall consist of the right to receive, to the extent necessary to make the required payments to the Collateral Interest Holder under this Series Supplement, the portion of Collections allocable thereto under the Agreement and this Series Supplement, funds on deposit in the Collection Account allocable thereto pursuant to the Agreement and this Series Supplement and, subject to the rights of the Investor Certificateholders with respect thereto, funds on deposit in the Cash Collateral Account.

            "Collateral Interest Holder" shall mean the entity so designated in the Collateral Agreement.

            "Collateral Interest Shortfall" shall have the meaning specified in
Section 4.08(c).

            "Collateral Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) the Collateral Initial Invested Amount, minus
(b) the aggregate amount of deposits made to the Cash Collateral Account pursuant to Sections 4.11(c) or 4.11(d)(iii) and (vi) prior to such date, minus
(c) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates pursuant to Section 4.12(c), minus (d) the aggregate amount of Subordinated Principal Collections allocated on all prior Distribution Dates pursuant to Section 4.15 allocable to the Collateral Invested Amount minus (e) an amount equal to the amount by which the Collateral Invested Amount has been reduced on all prior Distribution Dates pursuant to Sections 4.12(a) and (b), plus (f) the sum of (A) the Series Allocable Miscellaneous Payments allocated and available on all prior Distribution Dates pursuant to Section 4.12(c) and
(B) the amount of Excess Finance Charge and Administrative Collections allocated and available on all prior Distribution Dates pursuant to Section 4.13(i), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e), and minus (g) the amount of any reduction resulting from a cancellation of any portion of the Collateral Interest pursuant to Section 4.18; provided, however, that the Collateral Invested Amount may not be reduced below zero.

            "Collateral Invested Percentage" shall mean, with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the second preceding Due Period and the denominator of which is the Adjusted Invested Amount as of such last day.

            "Collateral Monthly Interest" shall mean the monthly interest distributable in respect of the Collateral Invested Amount as calculated in accordance with subsection 4.08(c).

            "Collateral Monthly Principal" shall mean the monthly principal distributable in respect of the Collateral Invested Amount as calculated in accordance with subsection 4.09(c).

            "Collateral Rate" shall mean, for any Interest Period, a per annum rate equal to LIBOR for such Interest Period plus 1%.

            "Collateral Surplus" shall mean, with respect to any Distribution Date, the excess, if any, of (a) the amount on deposit in the Cash Collateral Account plus the Collateral Invested Amount over (b) the Required Collateral Amount; provided, however that at any time the Class B Invested Amount is greater than zero and as long as an Early Amortization Period is not in effect, at the option of the Seller (as evidenced by written instructions to the Servicer and the Trustee), the Collateral Surplus shall be such higher amount as the Seller shall specify, from time to time, in such instructions.

            "Collection Subaccount" shall mean the Collection Account subaccount designated for the deposit of funds pursuant to subsections 4.19(b), 4.20(b) and 4.20(d).

            "Controlled Accumulation Amount" shall mean, for any Distribution Date with respect to any Due Period during the Controlled Accumulation Period, $[____________]; provided, however, that, if the commencement of the Controlled Accumulation Period is modified pursuant to Section 4.11(f), (a) the Controlled Accumulation Amount shall mean the amount specified in accordance with such Section on the date on which the Controlled Accumulation Period has most recently been modified and (b) the sum of the Controlled Accumulation Amounts for all Due Periods during the modified Controlled Accumulation Period shall not be less than the sum of the Class A Invested Amount plus the Class B Invested Amount.

            "Controlled Accumulation Period" shall mean, unless an Amortization Event shall have occurred prior thereto, the period commencing at the close of business on the last Business Day of [____________], or such later date as is determined in accordance with subsection 4.11(f) and ending on the first to occur of (a) the commencement of the Early Amortization Period or Early Accumulation

Period, (b) the payment in full of the Invested Amount and (c) the Series 1998-1 Termination Date; provided however, that the commencement of the Controlled Accumulation Period may be delayed to no later than the close of business on the last Business Day of [____________].

            "Controlled Accumulation Period Amount" shall mean, for each Due Period, the product of (a) Expected Monthly Principal for such Due Period and
(b) a fraction, the numerator of which is equal to the Invested Amount as of the last day of the Revolving Period, and the denominator of which is equal to the sum of the Invested Amount as of the last day of the Revolving Period plus the invested amounts as of the last day of the revolving periods of all outstanding Series that have controlled accumulation periods or controlled amortization periods, the length of which may be altered in accordance with the terms of the related Supplements and are not scheduled to be in their respective revolving periods as of such Due Period.

            "Controlled Accumulation Period Length" has the meaning specified in subsection 4.11(f)

            "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

            "Covered Amount" shall mean, for any Distribution Date with respect to the Controlled Accumulation Period and any Early Accumulation Period, an amount equal to the sum of (i) the product of (x) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (y) the Class A Certificate Rate in effect during such Interest Period, and (z) the Class A Principal Funding Account Percentage of funds available in the Principal Funding Account, if any, as of the preceding Distribution Date and (ii) the product of (x) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (y) the Class B Certificate Rate in effect during such Interest Period, and (z) the Class B Principal Funding Account Percentage of funds available in the Principal Funding Account, if any, as of the preceding Distribution Date.

            "Cumulative Excess Interest Amount" shall mean, with respect to any Distribution Date, an amount equal to the sum of (a) the Excess Interest Amount with respect to such Distribution Date and (b) the aggregate Excess Interest Amounts with respect to prior Distribution Dates which have not been distributed to the Class B Certificateholders pursuant to subsection 4.13(c) or Section 4.14; provided, however, that with respect to the first Distribution Date, the Cumulative Excess Interest Amount shall be equal to zero.

            "Deficit Controlled Accumulation Amount" shall mean (a) on the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited in the Principal Funding Account on such subsequent Distribution Date.

            "Distribution Date" shall mean, with respect to Series 1998-1, the fifteenth day of each calendar month, or if such fifteenth day is not a Business Day, the next succeeding Business Day, provided that the first Distribution Date shall be [____________], 1998.

            "Early Accumulation Period" shall mean, the period commencing at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred pursuant to clauses (a), (b), (d),
(e), (f) or (i) of Section 7 of this Supplement and continuing to the earlier of
(a) the commencement of the Early Amortization Period and (b) the Series 1998-1 Expected Final Payment Date.

            "Early Amortization Period" shall mean, if an Amortization Event has occurred pursuant to subsection 9.01(a) of the Agreement or clauses (c), (g) or
(h) of Section 7 of this Supplement, the period commencing on the close of business on the earlier of (x) if on the day on which such Amortization Event is deemed to have occurred, the Servicer pursuant to subsection 4.03(a) of the Agreement need not make daily deposits into or withdrawals from the Collection Account, the close of business on the Business Day immediately preceding the first day of the Due Period in which such Amortization Event is deemed to have occurred, and (y) otherwise, at the close of business on the Business Day immediately preceding the day on which such Amortization Event is deemed to have occurred and ending, in either case, on the earlier to occur of (a) the Series 1998-1 Termination Date, (b) the termination of the Trust pursuant to Section
12.01 of the Agreement and (c) the date the Invested Amount is reduced to zero.

            "Eligible Investments" shall mean with respect to funds allocable to Series 1998-1 in the Collection Account and the Reserve Account, "Eligible Investments" as defined in the Agreement, except that all references in such definition to "rating satisfactory to the Rating Agency" shall mean ratings of not less than A-1+ (or A-1 in the case of Reserve Account investments prior to the commencement of an Early Accumulation Period or a Controlled Accumulation Period) and P-1 (whichever is applicable).

            "Eligible Institution" shall mean with respect to the Cash Collateral Account, the Principal Funding Account, the Reserve Account and funds allocable to Series 1998-1 in the Collection Account, any "Eligible Institution" as defined in the Agreement, except that all references in such definition to "rating satisfactory to the Rating Agency" shall mean long term ratings of not less than AAA or Aaa (whichever is applicable) or short-term unsecured debt ratings of at least A-1+ and P-1 (whichever is applicable), except that no such rating shall be required of an institution which maintains such Account or such funds as a fully segregated trust account or subaccount with the corporate trust department of such institution as long as such institution maintains the credit rating of the Rating Agency in one of its generic credit rating categories which signifies investment grade.

            "Excess Finance Charge and Administrative Collections" shall mean, with respect to any Distribution Date, the sum of the amounts, if any, specified pursuant to subsections 4.11(a)(iv), 4.11(b)(ii) and an amount equal to the product of (x) Reallocated Investor Finance Charge and Administrative Collections with respect to such Distribution Date and (y) the Collateral Invested Percentage with respect to such Distribution Date.

            "Excess Interest Amount" shall mean, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the outstanding principal balance of the Class B Certificates as of the preceding Distribution Date (computed by subtracting from the Class B Initial Invested Amount the aggregate amount of distributions of Class B Monthly Principal made to the Class B Certificateholders on or before such preceding Distribution Date) minus the Class B Invested Amount as of such preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date) and (b) the Class B Certificate Rate; provided, however, that with respect to the first Distribution Date, the Excess Interest Amount shall be equal to zero.

            "Excess Principal Funding Investment Proceeds" shall mean, with respect to each Distribution Date relating to the Controlled Accumulation Period or any Early Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Distribution Date exceed the Covered Amount determined on such Distribution Date.

            "Expected Monthly Principal" shall be equal to the excess of (a) the product of (i) the lowest monthly principal payment rate (determined by dividing Collections of Principal Receivables during a related Due Period by the amount of Principal Receivables in the Trust as of the last day of the preceding Due Period, adjusted for additions and removals occurring after such last day), expressed as a decimal, for the 3 Due Periods preceding the date of such calculation (or such lower principal payment rate as the Servicer may select) and (ii) the sum of (X) the Initial Invested Amounts (as defined in their respective related Supplements) of all outstanding Series which are not Variable Funding Series and (Y) the Invested Amounts (as defined in their respective related Supplements) of all outstanding Variable Funding Series, over (b) the sum of, without duplication, (i) the allocations of Collections of Principal Receivables required for all Series which have controlled accumulation periods or controlled amortization periods, the length of which may not be altered in accordance with the terms of their related Supplements, and which are either amortizing or accumulating principal at such time and (ii) all Collections of Principal Receivables accounted for in clause (a) above which are then being allocated to any other Series then in an Early Amortization Period or an Early Accumulation Period (as such terms are defined in the related Supplement).

            "Floating Allocation Percentage" shall mean, with respect to any Due Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the immediately preceding Due Period and the denominator of which is the product of (a) the total amount of Principal Receivables in the Trust plus the amount on deposit in the Special Funding Account (other than the portion constituting Finance Charge and Administrative Receivables), as of the last day of such immediately preceding Due Period and (b) the Series 1998-1 Allocation Percentage with respect to the Due Period in respect of which the Floating Allocation Percentage is being determined; provided, however, that, with respect to the first Due Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount and the denominator of which is the product of (x) the total amount of Principal Receivables in the Trust on the Series Cut-Off Date and (y) the Series 1998-1 Allocation Percentage with respect to the Series Cut-Off Date; provided further that, with respect to any Due Period in which an Aggregate Addition occurs or a removal of Accounts pursuant to Section 2.10 of the Agreement occurs, the amount referred to in clause (a) shall be the average of the amount of Principal Receivables in the Trust on the date on which such Aggregate Addition or removal of Accounts occurs (after giving effect thereto) and the last day of the immediately preceding Due Period.


            "Group Three" shall mean Series 1998-1 and each other Series specified in the related Supplement to be included in Group Three.

            "Group Three Investor Additional Amounts" shall mean, with respect to any Distribution Date, the sum of (a) Series 1998-1 Additional Amounts for such Distribution Date and (b) for all other Series included in Group Three, the sum of (i) the aggregate net amount by which the Invested Amounts of such Series have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amounts in respect of any Class or Series Enhancement interests of such Series as of such Distribution Date and (ii) if the applicable Supplements so provide, the aggregate unpaid amount of interest at the applicable certificate rates that has accrued on the amounts described in the preceding clause (i) for such Distribution Date.

            "Group Three Investor Default Amount" shall mean, with respect to any Distribution Date, the sum of (a) the Investor Defaulted Amount for such Distribution Date and (b) the aggregate amount of the investor default amounts for all other Series included in Group Three for such Distribution Date.

            "Group Three Investor Finance Charge and Administrative Collections" shall mean, with respect to any Distribution Date, the sum of (a) Investor Finance Charge and Administrative Collections for such Distribution Date and (b) the aggregate amount of the investor finance charge and administrative collections for all other Series included in Group Three for such Distribution Date.

            "Group Three Investor Monthly Fees" shall mean with respect to any Distribution Date, the sum of (a) Series 1998-1 Monthly Fees for such Distribution Date and (b) the aggregate amount of the servicing fees, investor fees, fees payable to any Series Enhancer and any other similar fees, which are payable out of reallocated investor finance charge collections pursuant to the related Supplements, for all other Series included in Group Three for such Distribution Date.

            "Group Three Investor Monthly Interest" shall mean, with respect to any Distribution Date, the sum of (a) Series 1998-1 Monthly Interest for such Distribution Date and (b) the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all other Series included in Group Three for such Distribution Date.


            "Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Collateral Initial Invested Amount.

            "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Issuance Date) to but excluding such Distribution Date.

            "Invested Amount" shall mean, when used with respect to any date, an amount equal to the sum of (a) the Class A Invested Amount as of such date, (b) the Class B Invested Amount as of such date and (c) the Collateral Invested Amount as of such date.

            "Investor Charge-Offs" shall mean, when used with respect to any Due Period, the Class A Investor Charge-Offs for such Due Period, the Class B Investor Charge-Offs for such Due Period and the Collateral Charge-Offs for such Due Period.

            "Investor Defaulted Amount" shall mean, with respect to any Due Period, an amount equal to the product of (a) the Series 1998-1 Allocation Percentage with respect to such Due Period, (b) the Floating Allocation Percentage with respect to such Due Period and (c) the Defaulted Amount with respect to such Due Period.

            "Investor Finance Charge and Administrative Collections" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Due Period and (b) Series 1998-1 Allocable Finance Charge and Administrative Collections deposited in the Collection Account for the related Due Period.

            "Issuance Date" shall mean July [__], 1998.

            "LIBOR" shall mean for the Interest Period from [____________], 1998 to and excluding [____________], 1998 and for any subsequent Interest Period, the per annum rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Telerate Page 3750 on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Servicer, in its sole discretion at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

            "LIBOR Determination Date" shall mean the second London business day prior to the commencement of an Interest Period.

            "Optional Repurchase Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the sum of the Class A Invested Amount and the Class B Invested Amount on such Distribution Date, plus (ii) accrued and unpaid interest on the unpaid principal balance of the Class A Certificates and Class B Certificates through the day preceding such Distribution Date, plus (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to Class A Certificateholders and Class B Certificateholders, as applicable, on a prior Distribution Date.

            "PFA Eligible Investments" shall mean negotiable instruments or securities represented by instruments in bearer or registered form, or, in the case of deposits described below, deposit accounts held in the name of the Trustee in trust for the benefit of the Certificateholders, subject to the exclusive custody and control of the Trustee and for which the Trustee has sole signature authority, which evidence:

           (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

           (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category of the Rating Agency;

           (c) commercial paper (having original or remaining maturities of no more than 31 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category of the Rating Agency;

           (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating in the highest rating category of the Rating Agency;

           (e) bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

           (f) time deposits (having maturities not later than the succeeding Distribution Date) other than as referred to in clause (e) above, with a Person the commercial paper of which has a credit rating in the highest rating category of the Rating Agency or notes which are payable on demand issued by Household Finance Corporation, provided such notes will constitute PFA Eligible Investments only if the commercial paper of Household Finance Corporation has, at the time of the Trust's investment in such notes, a rating in the highest rating category of the Rating Agency; or

           (g) any other investment of a type or rating that satisfies the Rating Agency Condition and the definition of "eligible assets" as defined under Rule 3a-7(b)(1) of the Rules and Regulations promulgated under the Investment Company Act of 1940.

            "Principal Allocation Percentage" shall mean, with respect to any Due Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Series Adjusted Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (a) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Due Period plus the amount on deposit in the Special Funding Account (other than the portion constituting Finance Charge and Administrative Receivables) on such last day and (b) the Series 1998-1 Allocation Percentage with respect to the Due Period in respect of which the Principal Allocation Percentage is being determined; provided, however, that with respect to any Due Period in which an Aggregate Addition occurs or a removal of Accounts pursuant to Section
2.10 of the Agreement occurs, the amount referred to in clause (a) shall be the average of the amount of Principal Receivables in the Trust on the date on which such Aggregate Addition or removal of Accounts occurs (after giving effect thereto) and the last day of the immediately preceding Due Period. If, with respect to any Due Period, the Principal Funding Account Balance is equal to the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount, the Principal Allocation Percentage shall be zero. For purposes of this definition, Series Adjusted Invested Amount shall be computed during the Controlled Accumulation Period or any Early Accumulation Period or any Early Amortization Period by subtracting from such amount the difference between (a) the Initial Collateral Invested Amount and (b) the sum of the Collateral Invested Amount determined as of the close of business on the last day of the Revolving Period plus an amount equal to the aggregate unreimbursed Collateral Charge-Offs as of such last day.

            "Principal Funding Account" shall have the meaning specified in subsection 4.19(a).

            "Principal Funding Account Balance" shall mean, with respect to any date of determination during the Controlled Accumulation Period or any Early Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

            "Principal Funding Investment Proceeds" shall mean, with respect to each Distribution Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date.

            "Principal Funding Investment Shortfall" shall mean, with respect to each Distribution Date during the Controlled Accumulation Period or any Early Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds are less than the Covered Amount.

            "Rating Agency" shall mean Moody's and Standard & Poor's.


            "Reallocated Investor Finance Charge and Administrative Collections" shall mean the sum of (a) that portion of Group Three Investor Finance Charge and Administrative Collections allocated to Series 1998-1 pursuant to Section 4.16, (b) any Collections of Finance Charge and Administrative Receivables allocable to any Series expressly subordinated to Series 1998-1 which are available for application pursuant to Sections 4.11 and 4.13 and (c) any Collections of Principal Receivables allocable to any such Series to the extent the Supplement for such Series provides for such Collections to be deemed Collections of Finance Charge and Administrative Receivables available for application pursuant to such Sections.


            "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Adjusted Invested Amount on such Distribution Date, plus (ii) accrued and unpaid interest on the unpaid principal balance of the Class A Certificates and Class B Certificates through the day preceding such Distribution Date, plus (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to Investor Certificateholders on a prior Distribution Date, plus (iv) accrued and unpaid interest on the unpaid balance of the Collateral Invested Amount.

            "Reference Banks" shall mean four major banks in the London interbank market selected by the Servicer.

            "Required Collateral Amount" shall mean $[____________] initially and as of any Distribution Date thereafter an amount equal to the greater of (x) [__]% of the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Required Collateral Amount in each case as of such Distribution Date after taking into account distributions made on such date and
(y) $[____________]; provided that (i) if there are any withdrawals from the Cash Collateral Account pursuant to subsection 4.14(b), any reductions in the Collateral Invested Amount pursuant to clauses (c), (d), or (e) of the definition of such amount, or an Amortization Event has occurred, the Required Collateral Amount for any Distribution Date shall equal the amount of such requirement immediately preceding such withdrawal, reduction or Amortization Event, (ii) in no event shall the Required Collateral Amount exceed the aggregate outstanding principal amount of the Class A Certificates and the Class B Certificates on any such date, (iii) the Required Collateral Amount may be reduced at any time to a lesser amount if (X) the Rating Agency Condition is satisfied and (Y) an Officer's Certificate of the Seller has been delivered to the effect that in the reasonable belief of the Seller, such reduction will not result in the occurrence of an Amortization Event, (iv) the Seller, in its sole discretion may increase the Required Collateral Amount at any time to a greater amount and (v) if the Principal Funding Account Balance is equal to the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount, the Required Collateral Amount shall be zero.

            "Required Reserve Account Amount" shall mean an amount equal to the product of (a) [___]% of the sum of the Class A Invested Amount and the Class B Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (b) the number of Distribution Dates remaining from and excluding the Distribution Date on which such calculation is being determined to and including the Series 1998-1 Expected Final Payment Date divided by 12; provided that the Seller, in its sole discretion may increase the Required Reserve Account Amount at any time to a greater amount.

            "Reserve Account" shall have the meaning specified in Section
4.20(a).

            "Reserve Account Event" shall have the meaning specified in Section 4.20(e).

            "Reserve Account Surplus" shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

            "Reserve Draw Amount" shall have the meaning specified in Section 4.20(c).

            "Revolving Period" shall mean the period beginning on the close of business on the Series Cut-Off Date and ending on the earlier of (x) the day on which the Controlled Accumulation Period commences, (y) if on the day on which an Amortization Event is deemed to have occurred, the

Servicer pursuant to subsection 4.03(a) of the Agreement need not make daily deposits into or withdrawals from the Collection Account, the close of business on the Business Day immediately preceding the first day of the Due Period in which an Amortization Event is deemed to have occurred pursuant to Section 9.01 of the Agreement or Section 7 hereof, and (z) otherwise, at the close of
business on     the Business Day immediately preceding the day on which an
Amortization Event is deemed to have occurred pursuant to Section 9.01 of the Agreement or Section 7 hereof.

            "Seller's Percentage" shall mean 100% minus (a) the Floating Allocation Percentage, when used at any time with respect to Finance Charge and Administrative Receivables and Defaulted Receivables, (b) the Floating Allocation Percentage, when used with respect to Principal Receivables during the Revolving Period and (c) the Principal Allocation Percentage, when used with respect to Principal Receivables during the Controlled Accumulation Period, any Early Accumulation Period or any Early Amortization Period.

            "Series Adjusted Invested Amount" shall mean, with respect to any Due Period:


                 (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Due Period;

                 (b) during the Controlled Accumulation Period, the amount
            specified in clause (a) above as of the close of business on the last day of the Revolving Period less Investor Charge-Offs over any reimbursed Investor Charge-Offs thereafter; provided, however, that on any date, at the option of the Seller (the exercise of such option to be evidenced by written instructions from the Seller to the Servicer and the Trustee), such amount may be reduced below the amount specified for the previous Due Period to an amount not less than the greater of (i) the Adjusted Invested Amount as of the last day of the immediately preceding Due Period (less any amounts deposited into the Principal Funding Account since the last day of the immediately preceding Due Period) and (ii) an amount that, if used as the numerator of the Principal Allocation Percentage for the remainder of the Controlled Accumulation Period would assure that Available Investor Principal Collections for this series plus the product of the aggregate amount of the Trust Excess Principal Collections for all Series during each Due Period times a fraction the numerator of which is the Invested Amount of such Series and the denominator of which is the aggregate Invested Amount of all Series not scheduled to be in their Revolving Period during such Due Period would equal at least 125% of the applicable Controlled Accumulation Amount for such Due Period for so long as the Invested Amount is greater than zero, assuming for this purpose that (A) the payment rate with respect to Collections of Principal Receivables remains constant at the level of the immediately preceding Due Period, (B) the total amount of Principal Receivables and the outstanding principal amount of any Participation Interests theretofore conveyed to and in the Trust remains constant at the level existing on the date of such reduction, (C) no Amortization Event with respect to any Series will subsequently occur and (D) no additional Series (other than any Series being issued on the date of such reduction) will be subsequently issued; provided, however, that any such reduction of the Invested Amount pursuant to clause (ii) above shall be subject to the receipt by the Trustee of an Officer's Certificate of the Seller to the effect that the Seller does not expect that, after giving effect to such reduction of the Invested Amount, the Available Investor Principal Collections for this series and the aggregate amount of the Trust Excess Principal Collections for all Series reallocated to this series for any Monthly Period would be less than the Controlled Accumulation Amount; and

                 (c) during any Early Amortization Period or Early Accumulation
            Period, the Invested Amount as of the last day of the Revolving Period less Investor Charge-Offs over any reimbursed Investor Charge-Offs thereafter or, if less, the amount last determined pursuant to clause (b) above during the Controlled Accumulation Period.

            "Series Adjusted Portfolio Yield" shall mean with respect to Series 1998-1 and, with respect to any Due Period, the annualized percentage equivalent of a fraction (a) the numerator of which is the amount of Reallocated Investor Finance Charge and Administrative Collections during the immediately preceding Due Period calculated on a cash basis, after subtracting therefrom the Investor Defaulted Amount with respect to such Due Period, and (b) the denominator of which is the Adjusted Invested Amount as of the last day of the immediately preceding Due Period.

            "Series Cut-Off Date" shall mean the close of business on [____________], 1998.

            "Series 1998-1" or "Series 1998-1 Certificates" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

            "Series 1998-1 Additional Amounts" shall mean, with respect to any Distribution Date, the sum of the amounts determined pursuant to clauses (b),
(c)(ii), (e) and (i) of Section 4.13 for such Distribution Date.

            "Series 1998-1 Allocable Finance Charge and Administrative Collections" shall mean the Series Allocable Finance Charge and Administrative Collections with respect to Series 1998-1.

            "Series 1998-1 Allocation Percentage" shall mean the Series Allocation Percentage with respect to Series 1998-1.

            "Series 1998-1 Certificateholders" shall mean the Holders of Series 1998-1 Certificates.

            "Series 1998-1 Certificateholders' Interest" shall mean the Class A Certificateholders' Interest, the Class B Certificateholders' Interest and the Collateral Interest.

            "Series 1998-1 Excess Principal Collections" shall mean that portion of "Trust Excess Principal Collections" for all Series (as defined in the respective Supplements) allocated to Series 1998-1 pursuant to Section 4.17.

            "Series 1998-1 Expected Final Payment Date" shall mean the March 2002 Distribution Date.

            "Series 1998-1 Monthly Fees" shall mean, with respect to any Distribution Date, the amount determined pursuant to Section 4.11(a)(iii).

            "Series 1998-1 Monthly Interest" shall mean the amounts determined pursuant to Sections 4.08(a), (b) and (c).

            "Series 1998-1 Principal Shortfall" shall have the meaning specified in Section 4.17.

            "Series 1998-1 Termination Date" shall mean the earlier of the August 2004 Distribution Date and the date the Trust is terminated pursuant to
Section 12.01 of the Agreement.

            "Series Required Seller Amount" shall mean an amount equal to 7% of the Series Adjusted Invested Amount as of the date of determination provided, however, that the Series Required Seller Amount may be adjusted by the Seller upon (a) the satisfaction of the Rating Agency Condition and (b) the delivery to the Trustee by the Seller of a Tax Opinion.

            "Servicing Fee" shall have the meaning specified in Section 3.

            "Servicing Fee Rate" shall mean 2%.

            "Subordinated Principal Collections" shall mean, with respect to each Distribution Date, the product of (a) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Controlled Accumulation Period and any Early Accumulation Period or Early Amortization Period, of Series Allocable Principal Collections deposited in the Collection Account for the related Due Period (or any partial Due Period which occurs as the first Due Period during any Early Accumulation Period or Early Amortization Period) and (b) the sum of the Class B Invested Percentage and the Collateral Invested Percentage for such Distribution Date.

            "Subordinated Series" shall mean any Series which, pursuant to the terms of the related Supplement, is subordinated in any manner to the Series 1998-1 Certificates.

            "Subordinated Series Reallocated Principal Collections" shall mean, with respect to any Distribution Date, that portion of Collections of Principal Receivables allocable to a Subordinated Series which, pursuant to the terms of the related Supplement, are to be reallocated to Series 1998-1 and treated as a portion of Available Investor Principal Collections for such Distribution Date and are not deemed to be Collections of Finance Charge and Administrative Receivables pursuant to clause (c) of the definition of Reallocated Investor Finance Charge and Administrative Collections.

            "Tax Opinion" shall have the meaning specified in Section 19.

            "Telerate Page 3750" shall mean the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

            "Termination Proceeds" shall mean any Termination Proceeds arising out of a sale of Receivables (or interests therein) pursuant to subsection 12.02(c) of the Agreement with respect to Series 1998-1.

            "Trust Excess Principal Collections" shall mean, with respect to Series 1998-1, the amounts so specified in subsection 4.11(c) or 4.11(d)(iii) or
(vi) and, with respect to all other Series, shall mean the amount specified in the related Supplement.

            "Variable Funding Series" shall mean any Series, the invested amount of which may be increased or decreased subject to the satisfaction of certain conditions specified in the Supplement related to such Series.

            (a) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement.

            (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references herein to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

SECTION 3. Servicing Compensation.

            The monthly servicing fee (the "Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Due Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series 1998-1 Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, (b) the amount of Principal Receivables as of the last day of the Due Period second preceding such Distribution Date (or, if an Aggregate Addition occurs or a removal of Accounts pursuant to Section 2.10 of the Agreement occurs in the Due Period preceding such Distribution Date, the weighted average amount of Principal Receivables in the Trust on the date on which such Aggregate Addition or removal of Accounts occurs (after giving effect thereto) and the last day of such second preceding Due Period) and (c) the Series 1998-1 Allocation Percentage for the Due Period preceding such Distribution Date; provided, however, with respect to the first Distribution Date, the Servicing Fee shall be an amount equal to the product of
(a) the Servicing Fee Rate, (b) the amount of Principal Receivables in the Trust as of the Series Cut-Off Date, (c) the Series 1998-1 Allocation Percentage for the Due Period preceding such Distribution Date and (d) a fraction the numerator of which is 30 and the denominator of which is 360. The portion of the Servicing Fee payable from Reallocated Investor Finance Charge and Administrative Collections with respect to any Distribution Date (the "Allocable Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate (such rate to be reduced with respect to any Distribution Date by the amount by which the product of 12 and Interchange received during the preceding Due Period as a percentage of the total amount of Principal Receivables at the end of such Due Period is less than 1.25%) and (b) the Adjusted Invested Amount as of the last day of the Due Period second preceding such Distribution Date; provided, however, with respect to the first Distribution Date, the Allocable Servicing Fee shall be equal to the product of (a) the Servicing Fee Rate (such rate to be reduced with respect to any Distribution Date by the amount by which the product of 12 and Interchange received during the preceding Due Period as a percentage of the total amount of Principal Receivables is less than 1.25%), (b) the Initial Invested Amount and (c) a fraction the numerator of which is 30 and the denominator of which is 360. The remainder of the Servicing Fee shall be paid directly by the Seller and in no event shall the Trust, the Trustee or the Series 1998-1 Certificateholders be liable for the share of the Servicing Fee to be paid directly by the Seller. The Allocable Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution pursuant to subsection 4.11(a)(iii) and subsection 4.13(g), as the case may be.

SECTION 4. Article IV of Agreement.

            Sections 4.01 through 4.06 of the Agreement shall be read in their entirety as provided in the Agreement. Article IV of the Agreement (except for Sections 4.01 through 4.06 thereof) shall, with respect to the Series 1998-1 Certificates, be read in its entirety as follows:

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND

                   ALLOCATION AND APPLICATION OF COLLECTIONS



            Section 4.07. Allocations. Allocations. Collections of Finance Charge and Administrative Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments allocated to Series 1998-1 pursuant to
Article IV of the Agreement (and, as described herein, Collections of Finance Charge and Administrative Receivables reallocated from other Series in Group Three) shall be allocated and distributed or reallocated as set forth in this Article.


            (b) Payments to the Seller. The Servicer shall on Deposit Dates withdraw from the Collection Account and pay to the Seller the following amounts:

                 (i) an amount equal to the Seller's Percentage for the related
            Due Period of Series 1998-1 Allocable Finance Charge and Administrative Collections to the extent such amount is deposited in the Collection Account; and

                 (ii) an amount equal to the Seller's Percentage for the
            related Due Period of Series Allocable Principal Collections deposited in the Collection Account, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds zero.

            The withdrawals to be made from the Collection Account pursuant to this Section 4.07(b) do not apply to deposits into the Collection Account that do not represent Collections, including payment of the purchase price for the Certificateholders' Interest pursuant to Section 2.06 or 10.01 of the Agreement, payment of the purchase price for the Series 1998-1 Certificateholders' Interest pursuant to Section 8 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or 12.02 of the Agreement.

            Section 4.08. Determination of Monthly Interest. The amount of monthly interest ("Class A Monthly Interest") distributable from the Collection Account with respect to the Class A Certificates on any Distribution Date shall be an amount equal to the product of the Class A Certificate Rate in effect with respect to the applicable Interest Period, the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date (after giving effect to all distributions on such date) and a fraction the numerator of which is the actual number of days in the Interest Period ending immediately prior to such Distribution Date and the denominator of which is 360; provided that with respect to the first Distribution Date after the Due Period in which the Series 1998-1 Issuance Date occurs, Class A Monthly Interest shall be an amount equal to $[____________].

            On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount (the "Class A Interest Shortfall") equal to
(x) the aggregate Class A Monthly Interest for the Interest Period applicable to such Distribution Date minus (y) the amount which will be on deposit in the Collection Account and allocable to the Class A Certificates on such Distribution Date. If the Class A Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class A Interest Shortfall is fully paid, an additional amount ("Class A Additional Interest") shall be payable as provided herein with respect to the Class A Certificates on each Distribution Date following such Distribution Date, to and including the Distribution Date on which the Class A Interest Shortfall is paid to the Class A Certificateholders, equal to the product of (i) the Class A Certificate Rate in effect with respect to the applicable period, (ii) such Class A Interest Shortfall (or the portion thereof which has not been paid to Class A Certificateholders) and (iii) a fraction the numerator of which is the actual number of days in the Interest Period ending immediately prior to such Distribution Date and the denominator of which is 360. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to Class A Certificateholders only to the extent permitted by applicable law.

            (b) The amount of monthly interest ("Class B Monthly Interest") distributable from the Collection Account with respect to the Class B Certificates on any Distribution Date shall be an amount equal to the product of
(i) the Class B Certificate Rate in effect with respect to the applicable Interest Period, (ii) the Class B Invested Amount as of the close of business on the preceding Distribution Date (after giving effect to all distributions on such date) and (iii) a fraction the numerator of which is the actual number of days in the Interest Period ending immediately prior to such Distribution Date and the denominator of which is 360; provided, that with respect to the first Distribution Date after the Due Period in which the Series 1998-1 Issuance Date occurs, Class B Monthly Interest shall be an amount equal to $[____________].

            On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount (the "Class B Interest Shortfall") equal to
(x) the aggregate Class B Monthly Interest for the Interest Period applicable to such Distribution Date minus (y) the amount which will be on deposit in the Collection Account and allocable to the Class B Certificates on such Distribution Date. If the Class B Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class B Interest Shortfall is fully paid, an additional amount ("Class B Additional Interest") shall be payable as provided herein with respect to the Class B Certificates on each Distribution Date following such Distribution Date to and including the

Distribution Date on which such Class B Interest Shortfall is paid to Class B Certificateholders equal to the product of (i) the Class B Certificate Rate in effect with respect to the applicable Interest Period, (ii) such Class B Interest Shortfall (or the portion thereof which has not been paid to Class B Certificateholders) and (iii) a fraction the numerator of which is the actual number of days in the Interest Period ending immediately prior to such Distribution Date and the denominator of which is 360. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to Class B Certificateholders only to the extent permitted by applicable law.

            (c) The amount of monthly interest ("Collateral Monthly Interest") distributable from the Collection Account with respect to the Collateral Invested Amount on any Distribution Date shall be an amount equal to the product of (i) the Collateral Rate in effect with respect to the applicable Interest Period, (ii) the Collateral Invested Amount as of the close of business on the preceding Distribution Date (after giving effect to any increase or decrease in the Collateral Invested Amount on such preceding Distribution Date), provided that in the case of the first Distribution Date such Collateral Invested Amount shall be determined as of the close of business on the Issuance Date and (iii) a fraction the numerator of which is the actual number of days in the Interest Period ending immediately prior to such Distribution Date and the denominator of which is 360.

            On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount (the "Collateral Interest Shortfall") equal to (x) the aggregate Collateral Monthly Interest for the Interest Period applicable to such Distribution Date minus (y) the amount which will be on deposit in the Collection Account and allocable to the Collateral Invested Amount on such Distribution Date. If the Collateral Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Collateral Interest Shortfall is fully paid, an additional amount ("Collateral Additional Interest") shall be payable as provided herein with respect to the Collateral Invested Amount on each Distribution Date following such Distribution Date, to and including the Distribution Date on which such Collateral Interest Shortfall is paid to the Collateral Interest Holder, equal to the product of (i) the Collateral Rate in effect with respect to the applicable Interest Period, (ii) such Collateral Interest Shortfall (or the portion thereof which has not been paid to the Collateral Interest Holder) and (iii) a fraction the numerator of which is the actual number of days in the Interest Period ending immediately prior to such Distribution Date and the denominator of which is 360. Notwithstanding anything to the contrary herein, Collateral Additional Interest shall be payable or distributed to the Collateral Interest Holder only to the extent permitted by applicable law.

            Section 4.09. Determination of Monthly Principal. The amount of monthly principal ("Class A Monthly Principal") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date beginning with the earlier to occur of the first Distribution Date with respect to any Early Accumulation Period or Early Amortization Period or the Controlled Accumulation Period, shall be equal to the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date; provided, however, that for each Distribution Date with respect to the Controlled Accumulation Period, Class A Monthly Principal shall not exceed the Controlled Deposit Amount; and provided further that with respect to any Distribution Date Class A Monthly Principal shall not exceed the Class A Adjusted Invested Amount.

            (b) The amount of monthly principal ("Class B Monthly Principal") distributable from the Collection Account with respect to the Class B Certificates on each Distribution Date (i) during the Controlled Accumulation Period, beginning with the Distribution Date on which the Class A Invested Amount is paid in full, (ii) during the Early Accumulation Period, beginning with the Distribution Date on which funds on deposit in the Principal Funding Account (after any deposits to be made on such date) equal the Class A Invested Amount, and (iii) during the Early Amortization Period beginning with the Distribution Date on which the Class A Invested Amount will be paid in full shall be an amount equal to the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date); provided, however, that for each Distribution Date with respect to the Controlled Accumulation Period, Class B Monthly Principal shall not exceed the Controlled Deposit Amount less the Class A Monthly Principal for such Distribution Date; and provided further that with respect to any Distribution Date, Class B Monthly Principal shall not exceed the lesser of the applicable Class B Adjusted Invested Amount and the outstanding principal amount of the Class B Certificates.

            (c) The amount, if any, of monthly principal ("Collateral Monthly Principal") distributable from the Collection Account with respect to the Collateral Invested Amount on each Distribution Date:

                 (i) [reserved]

                 (ii) on any Distribution Date prior to the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount are paid in full, shall be an amount equal to the lesser of
            (A) Available Investor Principal Collections not applied to Class A or Class B Monthly Principal on such Distribution Date and (B) the difference between (x) the Collateral Surplus on such Distribution Date and (y) the Collateral Cash Surplus, if any, computed without reference to distributions under this subsection;

                 (iii) beginning with the Distribution Date on which the Class
            A Invested Amount and Class B Invested Amount are paid in full, shall be an amount equal to the Available Investor Principal Collections with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A and Class B Monthly Principal on such Distribution Date); and

                 (iv) beginning on any Distribution Date, in addition to the amount, if any, set forth in items (i) through (iii) above, at the option of the Seller (as evidenced by written instructions to the Servicer and Trustee), and after receipt by the Servicer and the Trustee of a written determination by the Rating Agency that such action will not result in a reduction or withdrawal of the then current ratings of the Class A Certificates and the Class B Certificates, shall be an amount established by the Seller and consistent with any restrictions set forth in the determination of the Rating Agency;

provided, however, with respect to any Distribution Date, Collateral Monthly Principal shall not exceed the Collateral Invested Amount and, with respect to any Distribution Date with respect to the Revolving Period, the Controlled Accumulation Period and any Early Accumulation Period, Collateral Monthly Principal shall be zero except to the extent otherwise specified in, or pursuant to, clauses (ii), (iii) and (iv) above.

            Section 4.10. Coverage of Required Amounts. With respect to each Distribution Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of Class A Monthly Interest for such Distribution Date, any Class A Monthly Interest previously due but not paid to the Class A Certificateholders, Class A Additional Interest, if any, for such Distribution Date, the Class A Investor Default Amount, if any, and if Household Finance Corporation is not the Servicer, the Allocable Servicing Fee for the preceding Due Period exceeds the product of Reallocated Investor Finance Charge and Administrative Collections for such Distribution Date plus any other funds available to the Trust to cover the amounts referred to in clauses (i) through
(v) above and the Class A Invested Percentage for such Distribution Date. In the event that the Class A Required Amount for such Distribution Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class A Required Amount on the date of computation (but no later than 11:00 a.m. two days prior to the Distribution Date).

            With respect to each Distribution Date, the Servicer shall determine the amount (the "Class B Required Amount"), if any, by which (a) the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders, (iii) Class B Additional Interest, if any, for such Distribution Date, (iv) the Class B Investor Default Amount, if any, and (v) the Cumulative Excess Interest Amount for such Distribution Date exceeds (b) the amounts available therefor pursuant to subsections 4.11(b)(i) and 4.13(c) and (d) plus any other funds available to the Trust to cover the amounts referred to in clauses (i) through (v) above. In the event that the Class B Required Amount for such Distribution Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class B Required Amount on the date of computation (but no later than 11:00 a.m. two days prior to the Distribution Date).


            Section 4.11. Application of Available Funds on Deposit in the Collection Account, the Principal Funding Account and the Collection Subaccount. With respect to Series 1998-1, on each Distribution Date the Servicer shall provide written directions to the Trustee to apply Series Allocable Finance Charge and Administrative Collections (other than the portion thereof reallocated to other Series in Group Three), Collections of Finance Charge and Administrative Receivables reallocated to Series 1998-1 from other Series and Available Investor Principal Collections on deposit in the Collection Account, the Collection Subaccount and the Principal Funding Account with respect to such Distribution Date in the following manner:


            (a) An amount equal to the sum of (A) the product of (x) Reallocated Investor Finance Charge and Administrative Collections with respect to such Distribution Date plus any other funds available to the Trust for application pursuant to this clause and
(y) the Class A Invested Percentage and (B) the Class A Principal Funding Account Percentage of funds available in the Collection Subaccount will be distributed in the following priority:

                 (i) an amount equal to Class A Monthly Interest for such
            Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date shall be held on deposit by the Servicer or the Trustee in the Collection Account for distribution to the Class A Certificateholders;

                 (ii) an amount equal to the Class A Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

                 (iii) an amount equal to the Allocable Servicing Fee for such date (to the extent such amount has not been netted from deposits made in the related Due Period) plus any previously unpaid Allocable Servicing Fee (but only with respect to the then current Servicer) shall be paid to the Servicer; and

                 (iv) the balance, if any, shall constitute Excess Finance
            Charge and Administrative Collections and shall be allocated and distributed as set forth in Section 4.13.

            (b) An amount equal to the sum of (A) the product of (x) Reallocated Investor Finance Charge and Administrative Collections with respect to such Distribution Date plus any other funds available to the Trust for application pursuant to this clause and (y) the Class B Invested Percentage and (B) the Class B Principal Funding Account Percentage of funds available in the Collection Subaccount will be distributed in the following priority:

                 (i) an amount equal to Class B Monthly Interest for such
            Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date, shall be set aside by the Servicer or the Trustee for distribution to the Class B Certificateholders; and

                 (ii) the balance, if any, shall constitute Excess Finance
            Charge and Administrative Collections and shall be allocated and distributed as set forth in Section 4.13.

            (c) On each Distribution Date with respect to the Revolving Period, an amount equal to Available Investor Principal Collections deposited in the Collection Account for the related Due Period shall be withdrawn therefrom and deposited in the Cash Collateral Account to the extent of Collateral Monthly Principal with respect to such Distribution Date and, to the extent not required for such purpose, shall be treated as Trust Excess Principal Collections and applied in accordance with
Section 4.04 of the Agreement.

            (d) On each Distribution Date with respect to the Controlled Accumulation Period or any Early Accumulation Period or Early Amortization Period, an amount equal to Available Investor Principal Collections deposited in the Collection Account for the related Due Period will be distributed in the following priority:

                 (i) an amount equal to the Class A Monthly Principal for such
            Distribution Date shall be (A) during the Controlled Accumulation Period and any Early Accumulation Period, deposited into the Principal Funding Account and (B) during any Early Amortization Period, held on deposit by the Servicer or the Trustee in the Collection Account for distribution to Class A Certificateholders;

                 (ii) an amount equal to the Class B Monthly Principal for such
            Distribution Date shall be (A) during the Controlled Accumulation Period and any Early Accumulation Period, deposited into the Principal Funding Account and (B) during any Early Amortization Period, held on deposit by the Servicer or the Trustee in the Collection Account for distribution to Class B Certificateholders;

                 (iii) for each Distribution Date with respect to the
            Controlled Accumulation Period prior to the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount are each paid in full, unless an Amortization Event has occurred, after giving effect to the distributions referred to in clauses (i) and (ii) above, an amount equal to the balance, if any, of such Available Investor Principal Collections then on deposit in the Collection Account shall be deposited in the Cash Collateral Account in an amount equal to Collateral Monthly Principal with respect to such Distribution Date, and any amount not required for such purpose shall be treated as Trust Excess Principal Collections and applied in accordance with Section 4.04 of the Agreement;

                 (iv) [reserved]

                 (v) [reserved]

                 (vi) for each Distribution Date beginning with the
            Distribution Date on which the Class A Invested Amount and the Class B Invested Amount are paid in full an amount equal to the balance, if any, of such Available Investor Principal Collections shall, to the extent of Collateral Monthly Principal, be deposited in the Cash Collateral Account, and any remaining Collections shall be treated as Trust

            Excess Principal Collections and applied in accordance with Section
            4.04 of the Agreement.

            (e) On the earliest to occur of (i) the first Distribution Date with respect to any Early Amortization Period and (ii) the Series 1998-1 Expected Final Payment Date, and on each Distribution Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, shall pay in accordance with Section 5.01 the amount on deposit in the Principal Funding Account on such Date in the following priority:

                 (i) for any Distribution Date following the commencement of the Early Amortization Period and on the Series 1998-1 Expected Final Payment Date, an amount equal to the lesser of such amount on deposit in the Principal Funding Account and the Class A Invested Amount shall be paid to the Class A Certificateholders; and

                 (ii) for each Distribution Date following commencement of the
            Early Amortization Period and on the Series 1998-1 Expected Final Payment Date, after giving effect to the distributions referred to in clause (i) above, an amount equal to the lesser of such amount on deposit in the Principal Funding Account and the Class B Invested Amount shall be paid to the Class B Certificateholders.


            (f) The Controlled Accumulation Period is scheduled to commence at the close of business on the last Business Day of ___________; provided, however, that, if the Controlled Accumulation Period Length (determined as described below) is less than __ Due Periods, the date on which the Controlled Accumulation Period actually commences may be delayed to the first Business Day of the Due Period that is the number of whole Due Periods prior to the Series 1998-1 Expected Final Payment Date at least equal to the Controlled Accumulation Period Length and, as a result, the number of Due Periods in the Controlled Accumulation Period will at least equal the Controlled Accumulation Period Length. On the Determination Date immediately preceding the ___________ Distribution Date, and each Determination Date thereafter until the Controlled Accumulation Period, any Early Accumulation Period or any Early Amortization Period begins, the Servicer will determine a "Controlled Accumulation Period Length" which will equal at least the number of Due Periods such that the Controlled Accumulation Period Amount for the Due Period immediately preceding the Series 1998-1 Expected Final Payment Date, when aggregated with the Controlled Accumulation Period Amounts for each preceding Due Period, shall equal or exceed the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount; provided, however, that the Controlled Accumulation Period Length will not be determined to be less than one Due Period. If the Servicer elects to modify the commencement of the Controlled Accumulation Period pursuant to this subsection (f) , the Servicer shall specify in the Monthly Servicer's Certificate (i) the Controlled Accumulation Period Length, (ii) the commencement date of the Controlled Accumulation Period and (iii) the Controlled Accumulation Amount with respect to each Monthly Period.

            Section 4.12. Investor Charge-Offs. If on any Distribution Date the Class A Required Amount for such Distribution Date will exceed the sum of (x) the amount of Subordinated Principal Collections, (y) the amount of Excess Finance Charge and Administrative Collections with respect to such Distribution Date and (z) any amount to be withdrawn from the Cash Collateral Account pursuant to subsection 4.14(b) with respect to such Distribution Date, the Class B Invested Amount and the Collateral Invested Amount and the invested amount of any other Series or Class that is expressly subordinated to the Series 1998-1 Certificateholders shall be reduced by the amount of such excess, but not more than the Class A Investor Default Amount for such Distribution Date. The Class B Invested Amount shall only be reduced after any Collateral Invested Amount (and any such other subordinated invested amount) has been reduced to zero. In the event that such reduction would cause the sum of the Class B Invested Amount and the Collateral Invested Amount (and any such other subordinated invested amount) to be a negative number, such Class B Invested Amount and Collateral Invested Amount (and any such other subordinated invested amount) shall be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount and Collateral Invested Amount (and any such other subordinated invested amount) would have been reduced below zero, but not more than the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs shall thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) on any Distribution Date by the sum of (i) Series Allocable Miscellaneous Payments with respect to such Distribution Date and (ii) the amount of Excess Finance Charge and Administrative Collections allocated and available for that purpose pursuant to
Section 4.13(b) and any withdrawals from the Cash Collateral Account applied in accordance with such Section.

            (b) If on any Distribution Date, the Class B Required Amount, if any, for such Distribution Date will exceed the amount to be withdrawn from the Cash Collateral Account pursuant to subsection 4.14(b) which is remaining after application pursuant to subsection 4.12(a) and the sum of the Collateral Invested Amount and any Subordinated Principal Collections allocable to the Collateral Invested Amount as described in clause (a) above which are not required to be reallocated for the benefit of the Class A Certificates on such Distribution Date, then the Class B Invested Amount and the Collateral Invested Amount and the invested amount of any other Series or Class that is expressly subordinated to the Series 1998-1 Certificateholders shall be reduced by the aggregate amount of such excess, but not more than the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). The Class B Invested Amount shall only be reduced after the Collateral Invested Amount (and any such other subordinated invested amount) has been reduced to zero. Class B Investor Charge-Offs shall thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) on any Distribution Date by the sum of (i) Series Allocable Miscellaneous Payments with respect to such Distribution Date to the extent that such amount is not required to reimburse Class A Investor Charge-Offs pursuant to subsection 4.12(a) and (ii) the amount of Excess Finance Charge and Administrative Collections allocated for that purpose pursuant to subsection 4.13(e) and any withdrawals from the Cash Collateral Account applied in accordance with such subsection.

            (c) If on any Distribution Date the Collateral Default Amount for such Distribution Date will exceed the amount of Excess Finance Charge and Administrative Collections with respect to the immediately preceding Due Period which are allocated and available pursuant to Section 4.13(h), then the Collateral Invested Amount (and any such other subordinated invested amount) shall be reduced by the amount of such excess, (a "Collateral Charge-Off"). Collateral Charge-Offs shall thereafter be reimbursed and the Collateral Invested Amount increased (but not by an amount in excess of the aggregate Collateral Charge-Offs) on any Distribution Date by the sum of (i) Series Allocable Miscellaneous Payments with respect to such Distribution Date not required to be applied pursuant to subsections 4.12(a) or (b) above and (ii) the amount of Excess Finance Charge and Administrative Collections allocated for that purpose pursuant to subsection 4.13(i).

            (c-1) The Collateral Invested Amount shall only be reduced, in the case of subsections 4.12(a), (b) and (c), after any other Series Enhancement expressly subordinated to the Collateral Invested Amount or the invested amount of any other Series or Class expressly subordinated to the Collateral Invested Amount has been reduced to zero.

            (d) Notwithstanding any other provision of this Series Supplement, the Invested Amount of any Class, including the Collateral Invested Amount, shall never be reduced below zero.

            Section 4.13. Excess Finance Charge and Administrative Collections. On each Distribution Date the Servicer shall by written instructions cause the Trustee to apply the Excess Finance Charge and Administrative Collections with respect to such Distribution Date in the following priority:

           (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date shall be distributed to fund any deficiency pursuant to subsections 4.11(a)(i) and (ii) and, during any period in which Household Finance Corporation or an Affiliate thereof is no longer the Servicer, 4.11(a)(iii); provided that in the event the Class A Required Amount for such Distribution Date exceeds the amount of such Excess Finance Charge and Administrative Collections, such Excess Finance Charge and Administrative Collections shall be applied to pay amounts due with respect to such Distribution Date pursuant to subsections 4.11(a)(i), (ii) and, during any period in which Household Finance Corporation or an Affiliate is no longer the Servicer, (iii) in that order;

           (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed as provided in subsection 4.12(a) (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to subsection 4.12(a)(i)) shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

           (c) an amount equal to the sum of (i) any Class B Monthly Interest due but not available from the Class B Invested Percentage of Reallocated Investor Finance Charge and Administrative Collections on such Distribution Date or not distributed to the Class B Certificateholders on a prior Distribution Date, (ii) the Cumulative Excess Interest Amount for such Distribution Date and (iii) the amount of any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on such Distribution Date or a prior Distribution Date, shall be deposited with the Paying Agent for distribution to such Class B Certificateholders;

           (d) an amount equal to the Class B Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

           (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (c), (d) and (e) of the definition of "Class B Invested Amount" (but not including such reductions which have been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

           (f) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date, plus the amount of any Collateral Additional Interest for such Distribution Date shall be applied in accordance with the Collateral Agreement;

           (g) an amount equal to the unpaid Allocable Servicing Fee (to the extent not paid pursuant to clause (a) above) for the preceding Due Periods shall be paid to the Servicer;

           (h) an amount equal to the Collateral Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

           (i) for each Distribution Date with respect to the Revolving Period and the Controlled Accumulation Period, an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (c), (d) and (e) of the definition of "Collateral Invested Amount" (but not including such reductions which have been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

           (j) an amount equal to the excess of the Required Collateral Amount over the Available Collateral Amount (without giving effect to any deposit made on such date hereunder) shall be deposited in the Cash Collateral Account;

           (k) on each Distribution Date prior to the date on which the Reserve Account terminates as described in Section 4.20(g), an amount up to the Required Reserve Account Amount less the Available Reserve Account Amount shall be deposited into the Reserve Account; and

           (l) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (k) above shall be applied in accordance with the Collateral Agreement.

            Section 4.14. Establishment of Series 1998-1 Cash Collateral Account. The Servicer, for the benefit of the Series 1998-1 Certificateholders shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, a Cash Collateral Account with respect to Series 1998-1 (the "Cash Collateral Account") which shall be an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1998-1 Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1998-1 Certificateholders, as provided herein, and the Collateral Interest Holder. The interest of any Collateral Interest Holder in the Cash Collateral Account shall be subject to the interest of the Series 1998-1 Certificateholders as provided herein and in the Collateral Agreement. If, at any time, the Cash Collateral Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 20 Business Days establish a new Cash Collateral Account with respect to Series 1998-1 which shall be an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Cash Collateral Account and from the date such new Cash Collateral Account is established, it shall be the Cash Collateral Account for Series 1998-1. The Trustee at the written direction of the Servicer (or the Servicer on the Trustee's behalf) shall make withdrawals from such Account from time to time for the purposes set forth in this Section. Withdrawals shall be made in the priority set forth below and the Available Collateral Amount will be reduced by the amount of each related withdrawal as provided in the definition thereof set forth in Section 2 hereof. No Collateral Interest Holder shall be entitled to reimbursement for any withdrawals, interest or fees with respect to any Cash Collateral Account except as specifically provided herein and in the Collateral Agreement.

            Funds on deposit in any Cash Collateral Account shall be invested at the written direction of the Servicer (or the Collateral Interest Holder, as provided in the Collateral Agreement) by the Trustee in Eligible Investments; provided, however, that references in the definition of "Eligible Investments" to "rating satisfactory to the Rating Agency" shall be modified to require ratings of not less than A-1+ and P-1 (whichever is applicable) from the applicable Rating Agency. All such investments shall be held by the Trustee for the benefit of the Series 1998-1 Certificateholders and the Collateral Interest Holder, as their interests may appear, provided that on each Distribution Date, the Trustee shall (upon the written instruction of the Servicer and in accordance with the information set forth in the Monthly Servicer's Certificate pursuant to subsection 3.04(b) of the Agreement) apply all interest and other investment earnings (net of losses and investment expenses) and the Collateral Cash

Surplus, if any, in accordance with the Collateral Agreement. Funds on deposit in the Cash Collateral Account shall be invested in accordance with the Collateral Agreement and in investments having maturities such that such funds will be available not later than 10:00 A.M. New York City time on the succeeding Distribution Date. No cash collateral investment shall be disposed of prior to its maturity. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Cash Collateral Account shall be paid by the Trustee upon written instruction of the Servicer and applied in accordance with the Collateral Agreement. For purposes of determining the availability of funds or the balances in the Cash Collateral Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit. The Seller shall report such earnings as its income for tax purposes and the Servicer shall prepare, or cause to be prepared, all tax returns and any other information, returns or reports, if any, that need to be filed on behalf of the Seller with respect to earnings on the Cash Collateral Account.

            (b) On each Determination Date, the Servicer shall determine the amount by which the amounts specified in clauses (a) through (e) of Section 4.13 with respect to the following Distribution Date exceed the amount of Excess Finance Charge and Administrative Collections with respect to such Distribution Date. In the event that for any Distribution Date, such amount is greater than zero, the Servicer shall give written notice to the Trustee and the Collateral Interest Holder of such amount on the date of computation. Not more than two Business Days prior to such Distribution Date, the Trustee (or the Servicer on its behalf) shall give the Collateral Interest Holder notice of such amount and not later than 10:00 a.m. on the Distribution Date, withdraw such amount from the Cash Collateral Account (but not in excess of the Available Collateral Amount) for application in accordance with (and subject to the priorities set forth in) Section 4.13.

            (c) In the event that the Collateral Cash Surplus on any Distribution Date, after giving effect to all deposits and withdrawals from the Cash Collateral Account pursuant to Section 4.14 and Section 4.13 on such Distribution Date, is greater than zero, the Servicer shall cause the Trustee to withdraw from the Cash Collateral Account and pay in accordance with the Collateral Agreement, an amount equal to the lesser of, the amount then on deposit in the Cash Collateral Account and the Collateral Cash Surplus.

            Section 4.15. Subordinated Principal Collections. On each Distribution Date, the Servicer shall by written instructions cause the Trustee to apply Subordinated Principal Collections (applying all such Collections with respect to the Collateral Invested Amount prior to applying any such Collections with respect to the Class B Invested Amount and applying no such Collections with respect to the Class B Invested Amount pursuant to clause (b) below) with respect to such Distribution Date to make the following distributions in the following priority:

           (a) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Distribution Date over (ii) the sum of the amount of Excess Finance Charge and Administrative Collections with respect to such Distribution Date and any amount to be withdrawn from the Cash Collateral Account pursuant to subsection 4.14(b) shall be distributed to fund any deficiency pursuant to subsections 4.11(a)(i), (ii)
      and, during any period in which Household Finance Corporation or any Affiliate is not the Servicer, 4.11(a)(iii) in that order;

           (b) an amount equal to the excess, if any, of (i) the Class B Required Amount, if any, with respect to such Distribution Date over (ii) the amount of Excess Finance Charge and Administrative Collections with respect to such Distribution Date and any amount to be withdrawn from the Cash Collateral Account pursuant to subsection 4.14(b) remaining, in each case, after the application of such monies pursuant to clause (a) above shall be distributed to fund any deficiency pursuant to subsections 4.11(b)(i), 4.13(c) and 4.13(d) in that order; and

           (c) the balance, if any, shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date to be applied in accordance with subsections 4.11(c) or (d), as applicable.


           Section 4.16. Reallocated Investor Finance Charge and Administrative Collections. (a) That portion of Group Three Investor Finance Charge and Administrative Collections for any Distribution Date equal to the amount of Reallocated Investor Finance Charge and Administrative Collections for such Distribution Date will be allocated to Series 1998-1 and will be distributed as set forth in this Series Supplement.

           (b) Reallocated Investor Finance Charge and Administrative Collections, with respect to any Distribution Date shall equal the sum of (i) the aggregate amount of Series 1998-1 Monthly Interest, Investor Defaulted Amount, Series 1998-1 Monthly Fees and Series 1998-1 Additional Amounts for such Distribution Date and (ii) that portion of excess Group Three Investor Finance Charge and Administrative Collections to be included in Reallocated Investor Finance Charge and Administrative Collections pursuant to subsection (c) hereof; provided, however, that if the amount of Group Three Investor Finance Charge and Administrative Collections for such Distribution Date is less than the sum of
(w) Group Three Investor Monthly Interest, (x) Group Three Investor Default Amount, (y) Group Three Investor Monthly Fees and (z) Group Three Investor Additional Amounts, then Reallocated Investor Finance Charge and Administrative Collections shall equal the sum of the following amounts for such Distribution
Date:

           (A) The product of (I) Group Three Investor Finance Charge and Administrative Collections (up to the amount of Group Three Investor Monthly Interest) and (II) a fraction, the numerator of which is Series 1998-1 Monthly Interest and the denominator of which is Group Three Investor Monthly Interest;

           (B) the product of (I) Group Three Investor Finance Charge and Administrative Collections less the amount of Group Three Investor Monthly Interest (up to the Group Three Investor Default Amount) and (II) a fraction, the numerator of which is the Investor Defaulted Amount and the denominator of which is the Group Three Investor Default Amount;

           (C) the product of (I) Group Three Investor Finance Charge and Administrative Collections less the amount of Group Three Investor Monthly Interest and the Group Three Investor Default Amount (up to Group Three Investor Monthly Fees) and (II) a fraction, the numerator of which is Series 1998-1 Monthly Fees and the denominator of which is Group Three Investor Monthly Fees; and

           (D) the product of (I) Group Three Investor Finance Charge and Administrative Collections less the sum of (i) Group Three Investor Monthly Interest, (ii) the Group Three Investor Default Amount and (iii) Group Three Investor Monthly Fees and (II) a fraction, the numerator of which is Series 1998-1 Additional Amounts and the denominator of which is Group Three Investor Additional Amounts.

            (c) If the amount of Group Three Investor Finance Charge and Administrative Collections for such Distribution Date exceeds the sum of (i) Group Three Investor Monthly Interest, (ii) Group Three Investor Default Amount,
(iii) Group Three Investor Monthly Fees and (iv) Group Three Investor Additional Amounts, then Reallocated Investor Finance Charge and Administrative Collections for such Distribution Date shall include an amount equal to the product of (x) the amount of such excess and (y) a fraction, the numerator of which is the Invested Amount as of the last day of the second preceding Due Period and the denominator of which is the sum of such Invested Amount and the aggregate invested amounts for all other Series included in Group Three as of such last day.


            Section 4.17. Series 1998-1 Excess Principal Collections. (a) That portion of Trust Excess Principal Collections for all Series for any Distribution Date equal to the amount of Series 1998-1 Excess Principal Collections for such Distribution Date will be allocated to Series 1998-1 and will be distributed as set forth in this Series Supplement.

            (b) Series 1998-1 Excess Principal Collections, for any Distribution Date with respect to the Controlled Accumulation Period or any Early Accumulation Period or Early Amortization Period, shall mean an amount equal to the Series 1998-1 Principal Shortfall for such Distribution Date; provided, however, that if the aggregate amount of Trust Excess Principal Collections for all Series for such Distribution Date is less than the aggregate amount of Principal Shortfalls for all Series for such Distribution Date, then Series 1998-1 Excess Principal Collections for such Distribution Date shall equal the product of (x) Trust Excess Principal Collections for all Series all for such Distribution Date and (y) a fraction, the numerator of which is the Series 1998-1 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Distribution Date. The Series 1998-1 Principal Shortfall for any Distribution Date shall equal the excess of (i) (x) for any Distribution Date prior to the date on which the Class A and Class B Certificates are paid in full with respect to the Controlled Accumulation Period, the Controlled Deposit Amount plus the amount calculated pursuant to subsection 4.09(c)(ii)(B) and after such date, the Collateral Invested Amount, (y) for any Distribution Date with respect to any Early Accumulation Period, the Adjusted Invested Amount or (z) for any Distribution Date with respect to any Early Amortization Period, the Invested Amount, over (ii) Available Investor Principal Collections, excluding from the amount described in this clause (ii) any portion thereof attributable to Series 1998-1 Excess Principal Collections.

            (c) The Seller may direct (by written instructions to the Servicer and the Trustee) that Collections of Principal Receivables allocable to the Invested Amount of any Series or Class, which either the Agreement or the Supplement for any Series provides are payable to the Seller, shall be reallocated to any other Series or Class. Such Collections shall be treated as Collections of Principal Receivables allocable to the Series or Class to which they are reallocated for all purposes of the Agreement and the applicable Supplement.

            Collections of Principal Receivables subject to reallocation pursuant to this subsection may include, without limitation, Collections of Principal Receivables allocable to the uncertificated Series Enhancement invested amount of any other Series which either the Agreement or the Supplement for any Series provides are payable to the Seller.

            The Trustee, at the direction of the Servicer, shall apply such Collections of Principal Receivables in accordance with such instructions.

            Section 4.18. Exchange of Investor Certificates for Seller Interest. If the Seller purchases Series 1998-1 Certificates from Series 1998-1 Certificateholders and becomes a Series 1998-1 Certificateholder, the Seller may, on any Distribution Date (after giving effect to all required allocations and payments on such Distribution Date), cancel such purchased Series 1998-1 Certificates by delivering a written request to the Trustee to do so, provided, however, that the Seller may only cancel Class A and Class B Certificates it has purchased during the Revolving Period and if the Rating Agency Condition has been satisfied. The Seller may in connection with such cancellation purchase a portion of the Collateral Interest from the Collateral Interest Holder and may (but shall not be required to) cancel such portion of the Collateral Interest, provided that the reduction in the Collateral Invested Amount resulting from such cancellation may not result in the Collateral Invested Amount being less than the Required Collateral Amount. As a result of any cancellation of Series 1998-1 Certificates pursuant to this Section, (a) the Invested Amount shall be reduced by (i) the aggregate principal amount of such purchased Series 1998-1 Certificates and (ii) the reduction in the Collateral Interest and (b) the Seller's Interest shall be increased in an amount equal to such reduction in the Invested Amount.

            Section 4.19. Principal Funding Account.

            (a) The Trustee shall establish and maintain with an Eligible Institution, in the name of the Trustee, on behalf of the Trust, for the benefit of the Investor Certificateholders, a segregated trust account with the corporate trust department of such Eligible Institution (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the institution holding the Principal Funding Account ceases to be an Eligible Institution, the Seller shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Principal Funding Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Principal Funding Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Principal
Funding Account from time to time, in the amounts and for the purposes set forth in this Supplement, and (ii) on each Distribution Date (from and after the commencement of the Controlled Accumulation Period or the Early
Accumulation Period) prior to termination of the Principal Funding Account make a deposit into the Principal Funding Account in the amount specified in, and otherwise in accordance with, subsection 4.11(d). Amounts deposited into the Principal Funding Account shall not be considered principal payments made to Certificateholders.

            (b) Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Trustee in PFA Eligible Investments. Funds on deposit in the Principal Funding Account on any Distribution Date, after giving effect to any withdrawals from the Principal Funding Account on such Distribution Date, shall be invested in such investments that will automatically mature so that such funds will be available for withdrawal on or prior to the following Distribution Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such investments. No PFA Eligible Investment shall be disposed of prior to its maturity.

            On the Distribution Date occurring in the month following the commencement of the Controlled Accumulation Period or the Early Accumulation Period and on each Distribution Date thereafter with respect to the Controlled Accumulation Period or the Early Accumulation Period, the Trustee, acting at the Servicer's direction given on or before such Distribution Date, shall transfer from the Principal Funding Account to the Collection Subaccount the Principal Funding Investment Proceeds in an amount not to exceed the Covered Amount, for application in accordance with subsections 4.11(a) and 4.11(b).

            Any Excess Principal Funding Investment Proceeds shall be paid to the Seller on each Distribution Date. An amount equal to any Principal Funding Investment Shortfall will be deposited in the Collection Subaccount on each Distribution Date from the Reserve Account to the extent funds are available pursuant to subsection 4.20(d). Principal Funding Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Funding Account for purposes of this Supplement.

            Section 4.20. Reserve Account.

            (a) The Trustee shall establish and maintain with an Eligible Institution, in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Certificateholders, a segregated trust account with the corporate trust department of such Eligible Institution (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the institution holding the Reserve Account ceases to be an Eligible Institution, the Seller shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Reserve Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Reserve Account.

            (b) Funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Trustee in Eligible Investments. Funds on deposit in the Reserve Account on any Distribution Date, after giving effect to any withdrawals from the Reserve Account on such Distribution Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Distribution Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount, and the balance of such interest and earnings, if any, shall be distributed to the Seller on such Distribution Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

            (c) On or before each Distribution Date with respect to the Controlled Accumulation Period or any Early Accumulation Period prior to the payment in full of the Class B Invested Amount and prior to the first Distribution Date with respect to any Early Amortization Period, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the Principal Funding Investment Shortfall with respect to each Distribution Date with respect to the Controlled Accumulation Period or any Early Accumulation Period or the first Distribution Date with respect to any Early Amortization Period.

            (d) In the event that for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Distribution Date by the Trustee (acting in accordance with the instructions of the Servicer) and deposited into the Collection Subaccount for application in accordance with subsections 4.11(a) and 4.11(b) on such Distribution Date.

            (e) If on any LIBOR Determination Date during the Controlled Accumulation Period or any Early Accumulation Period, (i) the amount required to pay the Covered Amount, for the period from the next Distribution Date to the second succeeding Distribution Date exceeds (ii) the sum of (A) for the period from the next Distribution Date to the second succeeding Distribution Date, the projected Principal Funding Investment Proceeds plus the projected reinvestment income on the funds on deposit in the Reserve Account and (B) the remaining balance in the Reserve Account after giving effect to withdrawals to be made for the next

Distribution Date (a "Reserve Account Event"), then the Controlled Accumulation Period or any Early Accumulation Period will terminate and the Early Amortization Period will commence.

            (f) In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account, and pay to the Seller, an amount equal to such Reserve Account Surplus.

            (g) Upon the earlier to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) the first Distribution Date following the commencement of any Early Amortization Period and (iii) the Series 1998-1 Expected Final Payment Date (after taking into account all distributions to be made on such date), the Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Series 1998-1 Certificateholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay to the Seller, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Supplement.

SECTION 5. Distributions.

            (a) On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the Record Date for such Distribution Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by Class A Certificates held by such Certificateholder) of the amounts on deposit in the Collection Account pursuant to subsection 4.11(a).

            (b) On each Distribution Date with respect to any Early Amortization Period, the Paying Agent shall distribute to each Class A Certificateholder of record on the Record Date for such Distribution Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by Class A Certificates held by such Certificateholder) of the amounts on deposit in the Collection Account with respect to principal of the Class A Certificates pursuant to subsection 4.11(d)(i).

            (c) On each Distribution Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the Record Date for such Distribution Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by Class B Certificates held by such Certificateholder) of the amounts on deposit in the Collection Account pursuant to subsections 4.11(b) and 4.13(c).

            (d) On each Distribution Date with respect to any Early Amortization Period, beginning on the Distribution Date on which the Class A Invested Amount is paid in full, the Paying Agent shall distribute to each Class B Certificateholder of record on the Record Date for such Distribution Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by Class B Certificates held by such Certificateholder) of the amounts on deposit in the Collection Account with respect to principal of the Class B Certificates pursuant to subsection 4.11(d)(ii).

            (e) On the Series 1998-1 Expected Final Payment Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Class A Certificateholder's pro rata share of the amounts on deposit in the Principal Funding Account or otherwise held by the Paying Agent that are allocated and available on such date to pay principal of the Class A Certificates pursuant to subsection 4.11(e)(i) up to a maximum amount on any such date equal to the Class A Invested Amount on such date.

            (f) On the Series 1998-1 Expected Final Payment Date and after giving effect to the distribution referred to in subsection 5(e) above, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Class B Certificateholder's pro rata share of the amounts on deposit in the Principal Funding Account or otherwise held by the Paying Agent that are allocated and available on such date to pay principal of the Class B Certificates pursuant to subsection 4.11(e)(ii) up to a maximum amount on any such date equal to the Class B Invested Amount on such date.

            (g) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Investor Certificateholders hereunder shall be made by check mailed to each Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Investor Certificate or the making of any notation thereon; provided, however, that with respect to Investor Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

SECTION 6. Statements to Certificateholders.

            (a) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Class A Certificateholder and the Rating Agency a statement substantially in the form of Exhibit B prepared by the Servicer setting forth certain information relating to the Trust and the Class A Certificates.

            (b) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Class B Certificateholder and the Rating Agency a statement substantially in the form of Exhibit B prepared by the Servicer setting forth certain information relating to the Trust and the Class B Certificates.

            (c) On or before January 31 of each calendar year, beginning January 31, 1998, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was an Investor Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Class A Certificateholders or Class B Certificateholders, as set forth in subsection (a) or (b) above, as the case may be, aggregated for such preceding calendar year or the applicable portion thereof (the initial statement shall cover the period beginning on the Issuance Date and ending on [_____________],
1998) during which such Person was an Investor Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Investor Certificateholders to prepare their tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

            (d) The form of 1998-1 Monthly Servicer's Certificate set forth at Exhibit B hereto may be modified as the Servicer may determine to be necessary or desirable; provided, however, that no such modification shall serve to exclude information required by this Section 6. The Servicer shall, upon making such determination, deliver to the Trustee and the Rating Agency an Officer's Certificate to which shall be annexed the form of Exhibit B, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, Exhibit B, as so changed, shall for all purposes of this Agreement constitute Exhibit B. The Trustee may conclusively rely upon such Officer's Certificate as to such change conforming to the requirements of this Agreement.

SECTION 7. Additional Amortization Events.  If any one of the following shall occur:

           (a) failure on the part of the Seller (i) to make any payment or deposit required by the terms of the Agreement or this Series Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein or therein, or (ii) duly to observe or perform any other covenants or agreements of the Seller set forth in the Agreement or this Series Supplement, which failure has a material adverse affect on the Series 1998-1 Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by a Series 1998-1 Certificateholder;

           (b) any representation or warranty made by the Seller in the Agreement or the Series Supplement or any information to identify the Accounts required to be delivered by the Seller pursuant to Section 2.01 or 2.09 of the Agreement (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by a Series 1998-1 Certificateholder, and (ii) as a result of such incorrectness the interests of the Series 1998-1 Certificateholders are materially and adversely affected; provided, however, that neither an Early Accumulation Event or an Early Amortization Event shall be deemed to have occurred under this subsection 7(b) if the Seller has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

           (c) the Trust becomes subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

           (d) a failure by the Seller to convey Receivables in Additional Accounts to the Trust or make deposits in the Special Funding Account within five Business Days after the day on which it is required to convey such Receivables pursuant to subsection 2.09(a) of the Agreement; provided that such requirement to convey Receivables or make deposits shall be determined solely for purposes of this clause (d), by including the amount then on deposit in the Special Funding Account in determining the amount of Principal Receivables in the Trust as if such amounts were Principal Receivables;

           (e) a Servicer Default shall occur which has a material adverse effect on the Series 1998-1 Certificateholders (determined without regard to the availability of moneys in the Cash Collateral Account);

           (f) the average Series Adjusted Portfolio Yield (averaged over any three consecutive Due Periods) is reduced to a rate below the average Base Rate for such period;

           (g) failure to distribute an amount equal to the full Class A Invested Amount and the Class B Invested Amount, and all interest accrued thereon, on or before the Series 1998-1 Expected Final Payment Date;

           (h) the occurrence of the Reserve Account Event described in Section 4.20(e); or

           (i) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the Agreement.

then, in the case of any event described in subparagraph (a), (b) or (e) above after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the Series 1998-1 Certificateholders evidencing more than 50% of the aggregate unpaid principal amount of the Series 1998-1 Certificates by notice then given in writing to the Seller and the Servicer (and to the

Trustee if given by the Series 1998-1 Certificateholders) may declare that an Amortization Event has occurred as of the date of such notice, and, in the case of any event described in subparagraphs (c), (d), (f), (g), (h) or (i) above subject to applicable law, an Amortization Event shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders (except as otherwise provided in any such subparagraph), immediately upon the occurrence of such event.

SECTION 8. Optional Repurchase.

            On the Distribution Date occurring on or after the date on which the Invested Amount is reduced to $[____________] or less, the Seller shall have the option to purchase the Class A Certificateholders' Interest and Class B Certificateholders' Interest, at a purchase price equal to the Optional Repurchase Amount. Such purchased portion of the Certificateholders' Interest shall thereafter be deemed to be part of the Seller's Interest. The Seller shall give the Servicer, the Rating Agency and the Trustee at least 30 days prior written notice of the date on which the Seller intends to exercise such option to purchase. Not later than 10:00 A.M., New York City time, on such Distribution Date the Seller shall deposit the Optional Repurchase Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Optional Repurchase Amount. The Optional Repurchase Amount shall be distributed as set forth in Section 10 hereof.

SECTION 9. Sale of Certificateholders' Interest pursuant to Section 2.06 or
           10.01 of the Agreement.

     (a) The amount to be paid by the Seller with respect to Series 1998-1 in connection with a repurchase of the Certificateholders' Interest pursuant to
Section 2.06 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Due Period in which the reassignment obligation arises under the Agreement.

     (b) The amount to be paid by the Seller with respect to Series 1998-1 in connection with a repurchase of the Certificateholders' Interest pursuant to
Section 10.01 of the Agreement shall equal the sum of (x) the Reassignment Amount for the Distribution Date of such repurchase and (y) the sum of (A) the excess, if any, of (I) a price equivalent to the average of bids quoted on the Record Date preceding the date of repurchase or, if not a Business Day, on the next succeeding Business Day by at least two recognized dealers selected by the Trustee (which may be selected from the list attached as Schedule 1), for the purchase by such dealers of a security which is similar to the Class A Certificates with a remaining maturity approximately equal to the remaining maturity of the Class A Certificates and rated by each Rating Agency in the rating category originally assigned to the Class A Certificates over (II) the portion of the Reassignment Amount attributable to the Class A Certificates and
(B) the excess, if any, of (I) a price equivalent to the average of bids quoted on such Record Date, or if not a Business Day, on the next succeeding Business Day by at least two recognized dealers selected by the Trustee (which may be selected from the list attached as Schedule 1), for the purchase by such dealers of a security which is similar to the Class B Certificates with a remaining maturity approximately equal to the remaining maturity of the Class B Certificates and rated by each Rating Agency in the rating category originally assigned to the Class B Certificates over (II) the portion of the Reassignment Amount attributable to the Class B Certificates.

SECTION 10. Distributions pursuant to Sections 8 or 9 of this Series Supplement and Section 2.06, 10.01 or 12.02(c) of the Agreement.

            (a) With respect to the Optional Repurchase Amount deposited into the Collection Account pursuant to Section 8, the Reassignment Amount deposited into the Collection Account pursuant to Section 9 or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, not later than 1:00 P.M., New York City time, on the date of deposit, make deposits of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds as follows: (i) the Class A Invested Amount (or, with respect to Termination Proceeds, the Class A Adjusted Invested Amount) on such date and the amount of accrued and unpaid interest on the unpaid balance of the Class A Certificates, plus the amount of Class A Additional Interest previously due but not paid on any prior Distribution Date, will be deposited into the Collection Account for distribution to Class A Certificateholders, (ii) the Class B Invested Amount (or, with respect to Termination Proceeds, the Class B Adjusted Invested Amount) on such date and the amount of accrued and unpaid interest on the unpaid balance of the Class B Certificates, plus the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not paid on a prior Distribution Date, will be deposited into the Collection Account for distribution to Class B Certificateholders and (iii) the Collateral Invested Amount on such date and the amount of accrued and unpaid interest on the Collateral Invested Amount (including any unpaid Collateral Additional Interest) will be applied in accordance with the Collateral Agreement. Notwithstanding anything to the contrary contained in this Series Supplement or the Agreement, the amount of any excess determined pursuant to subsection 9(b)(y)(A) hereof shall be distributed to the Class A Certificateholders and the amount of any excess determined pursuant to subsection 9(b)(y)(B) hereof shall be distributed to the Class B Certificateholders. The remainder of any Termination Proceeds shall be applied in accordance with the Collateral Agreement.

            (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Collection Account pursuant to Section 8 or subsections 9(a) or (b) and 10(a) hereof and all other amounts on deposit therein for distribution to the Series 1998-1 Certificateholders shall be distributed in full to the Series 1998-1 Certificateholders on such date and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

SECTION 11. Distribution of Proceeds of Sale, Disposition or Liquidation of the
            Receivables pursuant to Section 9.02 of the Agreement.

            (a) Not later than 1:00 p.m., New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the Class A Adjusted Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and deposit such amount in the Collection Account for distribution to Class A Certificateholders, provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and (y) the Principal Allocation Percentage with respect to the related Due Period, (ii) deduct an amount equal to the Class B Adjusted Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and deposit such amount in the Collection Account for distribution to Class B Certificateholders, provided that the amount of such deposit shall not exceed (x) the product of the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and the Principal Allocation Percentage with respect to such Due Period, minus (y) the amount deposited into the Collection Account pursuant to clause (a)(i) of this sentence and (iii), after applying amounts pursuant to clauses (i) and (ii), deduct an amount equal to the Collateral Invested Amount on such Distribution Date from such Proceeds and apply such amount in accordance with the Collateral Agreement. The remainder of the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections shall be allocated to the Sellers' Interest and shall be released to the Seller on such Distribution Date.

            (b) Not later than 1:00 P.M., New York City time, on such Distribution Date, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the sum of (w) Class A Monthly Interest for such Distribution Date, (x) any Class A Monthly Interest previously due but not paid on a prior Distribution Date and (y) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not paid on a prior Distribution Date, from the portion of the Insolvency Proceeds allocated to Series 1998-1 Allocable Finance Charge and Administrative Collections and deposit such amount in the Collection Account for distribution to Class A Certificateholders, provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series 1998-1 Allocable Finance Charge and Administrative Collections, (y) the Floating Allocation Percentage with respect to such Due Period and (z) a fraction, the numerator of which is the Class A Invested Amount with respect to such Distribution Date and the denominator of which is the Adjusted Invested Amount with respect to such Distribution Date and
(ii) deduct an amount equal to the sum of (v) Class B Monthly Interest for such Distribution Date, (w) any Class B Monthly Interest previously due but not paid on a prior Distribution Date, (x) the Cumulative Excess Interest Amount with respect to such Distribution Date and (y) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not paid on a prior Distribution Date from the portion of the Insolvency Proceeds allocated to Series 1998-1 Allocable Finance Charge and Administrative Collections and deposit such amount into the Collection Account for distribution to Class B Certificateholders, provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series 1998-1 Allocable Finance Charge and Administrative Collections, (y) the Floating Allocation Percentage with respect to such Due Period and (z) a fraction, the numerator of which is the Class B Invested Amount with respect to such Distribution Date and the denominator of which is the Adjusted Invested Amount with respect to such Distribution Date. The remainder of the Insolvency Proceeds allocated to Allocable Finance Charge and Administrative Collections shall be released to the Collateral Interest Holder for application by the Collateral Interest Holder in accordance with the provisions of the Collateral Agreement.

            (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Collection Account pursuant to this Section 11 and all other amounts on deposit therein for distribution for the Series 1998-1 Certificateholders shall be distributed in full to the Series 1998-1 Certificateholders on the Distribution Date on which funds are deposited pursuant to this Section (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

SECTION 12. Section 9.02 of the Agreement; Rights of the Collateral Interest
            Holder.

            (a) If the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (i) of subsection 9.02(a) of the Agreement is first published, from the Collateral Interest Holder to the effect that the Collateral Interest Holder objects to the liquidation of the Receivables, the Trustee shall not proceed with such liquidation.

            (b) All payments to the Collateral Interest Holder required by this Series Supplement shall be made no later than 1:00 p.m. on the date such payment is required to be made.

SECTION 13. Clearing Agency.

            The Clearing Agency with respect to the Class A Certificates and Class B Certificates shall initially be The Depository Trust Company.

SECTION 14. Delivery of the Class A Certificates and the Class B Certificates.

            The Trustee shall deliver the Class A and Class B Certificates to the Seller when authenticated in accordance with Section 6.02 of the Agreement. The Trustee shall register the Collateral Interest in the Certificate Register in the manner set forth in the Collateral Agreement.

SECTION 15. Ratification of Agreement.

            As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement, as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

SECTION 16. Counterparts.

            This Supplement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

SECTION 17. Governing Law.

            THIS SUPPLEMENT SHALL BE CONSTRUED AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

SECTION 18. Forms of Certificates and Monthly Servicer's Certificate.

            The Class A Certificates, Class B Certificates and Monthly Servicer's Certificate with respect to Series 1998-1 shall be in substantially the respective forms attached as exhibits hereto. The Servicer may add to the Monthly Servicer's Certificate such additional information with respect to the Collateral Agreement as the Servicer shall determine to be appropriate (or as required under the Collateral Agreement).

SECTION 19. Definition of Tax Opinion for Purposes of Series 1998-1

            For purposes of this Series Supplement, the definition of Tax Opinion contained in Section 1.01 of the Agreement shall be as follows:

           "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes: (a) such action will not adversely affect the tax characterization as debt of the Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (c) unless otherwise provided in a Supplement, in the case of Section 6.03(b)(vi) of the Agreement, the Investor Certificates of the Series established pursuant to such Supplement will properly be characterized as debt.

SECTION 20. ERISA Restrictions.

            Registration of transfers of any Class B Certificate containing the legend set forth on the Class B Certificate attached hereto as Exhibit A-2 shall be effected only if such transfer is made to a Person that certifies to the Transfer Agent in writing that it is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each a "Benefit Plan"). By accepting and holding a Class B Certificate, a Class B Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing a Class B Certificate on behalf of a Benefit Plan. By acquiring any interest in a Book-Entry Certificate representing a Class B Certificate, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing a Class B Certificate on behalf of a Benefit Plan.

     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be fully executed by their respective officers as of the day and year first above written.

                                    HOUSEHOLD AFFINITY
                                         FUNDING CORPORATION
                                    Seller


                                    By
                                      ------------------------------------------
                                         Name:
                                         Title:

                                    HOUSEHOLD FINANCE CORPORATION,
                                    Servicer

                                    By
                                      ------------------------------------------
                                         Name:
                                         Title:

                                    THE BANK OF NEW YORK
                                    Trustee

                                    By
                                      ------------------------------------------
                                         Name:
                                         Title:

                                                                     EXHIBIT A-1

                          FORM OF CLASS A CERTIFICATE


REGISTERED                                                         $___________*
No. R-A__                                                   CUSIP No. __________

            UNLESS THIS CLASS A CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

                                 SERIES 1998-1

          FLOATING RATE CLASS A CREDIT CARD PARTICIPATION CERTIFICATE

                   SERIES 1998-1 EXPECTED FINAL PAYMENT DATE:

                        The March 2002 Distribution Date


            Each $1,000 minimum denomination represents a 1/_______
                    undivided interest in the Series 1998-1
                         Class A Invested Amount in the


                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

            Evidencing an undivided interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts provided by

                     HOUSEHOLD AFFINITY FUNDING CORPORATION

                      (Not an interest in or obligation of
                     Household Affinity Funding Corporation
                           or any affiliate thereof)

______________

* Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

This certifies that CEDE & CO. (the "Class A Certificateholder") is the registered owner of a fractional undivided interest in certain assets of a trust (the "Trust") created pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 1993, as amended as of April 12, 1995 and as may be further amended from time to time (the "Agreement"), as supplemented by the Series 1998-1 Supplement dated as of July 1, 1998 (the "Series Supplement"), by and among Household Affinity Funding Corporation, as Seller (the "Seller"), Household Finance Corporation, as Servicer, and The Bank of New York, as trustee (the "Trustee"). The corpus of the Trust includes (i) a portfolio of all receivables (the "Receivables") existing in the revolving credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from cardholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in certain accounts held in the name of the Trustee and for the benefit of the Certificateholders, and (v) all other assets and interests constituting the Trust, including certain monies constituting Interchange and Recoveries allocated to the Trust pursuant to the Agreement and the Series Supplement. Although a summary of certain provisions of the Agreement and the Series Supplement is set forth below and in the Summary of Terms and Conditions attached hereto and made a part hereof, this Class A Certificate does not purport to summarize the Agreement and the Series Supplement and reference is made to the Agreement and the Series Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement and the Series Supplement (without schedules) may be requested from the Trustee by writing to the Trustee at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Corporate Trust Trustee Administration. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement or the Series Supplement, as applicable.

            This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Series Supplement, to which Agreement and Series Supplement, as may be amended from time to time, the Class A Certificateholder by virtue of the acceptance hereof assents and is bound.

            Unless otherwise specified in the applicable Supplement, it is the intent of the Seller and the Investor Certificateholders that, with respect to all Taxes, the Investor Certificates will evidence debt secured by the Receivables. The Seller and the Class A Certificateholder, by the acceptance of this Class A Certificate, agree to treat this Class A Certificate for the purpose of all Taxes as debt.

            Interest will accrue on the unpaid principal amount of this Class A Certificate from and including its date of issuance to and excluding [____________], 1998 and with respect to each Due Period thereafter, at the rate of [___]% above LIBOR.


            In general, payments of principal with respect to the Class A Certificates are limited to the unpaid Class A Invested Amount, which may be less than the unpaid principal balance of the Class A Certificates pursuant to the terms of the Agreement and the Series Supplement. The Series 1998-1 Expected Final Payment Date is the [__________] Distribution Date, but principal with respect to the Class A Certificates may be paid earlier or later under certain limited circumstances described in the Agreement and the Series Supplement. If for one or more months during the Controlled Accumulation

Period there are not sufficient Collections of Principal Receivables to deposit the Controlled Deposit Amount into the Principal Funding Account, then to the extent that excess Collections of Principal Receivables are not available on subsequent Distribution Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Class A Certificates will occur later than the Series 1998-1 Expected Final Payment Date. If the principal of the Class A Certificates and the Class B Certificates have not been paid in full prior to the [____________] Distribution Date, the Trustee will sell or cause to be sold on such Termination Date Principal Receivables (or interests therein) (and the related Finance Charge and Administrative Receivables) in an amount equal to 100% of the Invested Amount as of such Termination Date, subject to certain limitations, and shall immediately deposit the Termination Proceeds allocable to the Series 1998-1 Certificateholders' Interest in the Collection Account. The Termination Proceeds shall be allocated and distributed to the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder in accordance with the Series Supplement.


            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Class A Certificate shall not be entitled to any benefit under the Agreement or the Series Supplement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Seller has caused this Class A Certificate to be duly executed.

                                    HOUSEHOLD AFFINITY
                                         FUNDING CORPORATION

                                    By
                                      ------------------------------------------
                                         Name:
                                         Title:

                                    By
                                      ------------------------------------------
                                         Name:
                                         Title:

Dated: ________ __, 1998

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A Certificates
             described in the within-mentioned Amended and Restated Pooling and Servicing Agreement and Series Supplement.

THE BANK OF NEW YORK, as Trustee

By:_______________________________
   Authorized Signatory

                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

                                 SERIES 1998-1

          FLOATING RATE CLASS A CREDIT CARD PARTICIPATION CERTIFICATE

                        Summary of Terms and Conditions

     The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances, Finance Charge Receivables which arise from all Finance Charges, Cash Advance Fees and annual membership fees with respect to the Accounts and Administrative Receivables which consist of administrative fees, late charges on amounts charged for merchandise and services and premiums paid with respect to credit life insurance and other types of insurance and all other fees billed to the Obligors on the Accounts. Collections of Finance Charge Receivables include a portion, determined pursuant to the Agreement, of the Interchange paid or payable to Household Bank (SB), N.A. (the "Bank") through VISA USA, Inc. and MasterCard International Incorporated. All Recoveries with respect to Receivables previously charged off as uncollectible will be treated as Collections of Finance Charge and Administrative Receivables. This Class A Certificate is one of a series of Class A Certificates titled Household Affinity Credit Card Master Trust I, Series 1998-1 Floating Rate Class A Credit Card Participation Certificates (the "Class A Certificates"), each of which represents a fractional undivided Interest in certain assets of the Trust. The Trust's assets are allocated in part to the Investor Certificateholders of all outstanding Series (the "Certificateholders' Interest") with the remainder allocated to the Seller.
The aggregate interest represented by the Class A Certificates at any time in the Principal Receivables in the Trust and any amounts on deposit in the Principal Funding Account with respect to the Class A Certificates shall not exceed an amount equal to the Class A Invested Amount at such time. The Class A Initial Invested Amount is $[___________]. The Class A Invested Amount on any date will be an amount equal to (a) $[___________] minus (b) the aggregate amount of principal payments paid to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs over Class A Investor Charge-Offs reimbursed pursuant to Section 4.12(a) of the Series Supplement prior to such date and minus (d) the amount of any reduction in the Class A Invested Amount pursuant to Section 4.18 of the Series Supplement prior to such date. In addition to the Class A Certificates, $[___________] aggregate principal amount of Class B Certificates entitled Household Affinity Credit Card Master Trust I, Series 1998-1 Floating Rate Class B Credit Card Participation Certificates (the "Class B Certificates") will be issued. Also, the HAFC Seller Certificate has been issued to the Seller pursuant to the Agreement which will represent the Seller's Interest in the Trust. Subject to the terms and conditions of the Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

     Interest will accrue on the Class A Certificates at the Class A Certificate Rate and, except as otherwise provided in the Series Supplement, be distributed monthly to Class A Certificateholders, commencing [____________], 1998, and on the 15th day of each month thereafter, or if such day is not a business day, on the next succeeding business day (each, a "Distribution Date") in an amount equal to the product of (i) the unpaid principal amount of the Class A Certificates, (ii) the Class A

Certificate Rate and a fraction, the numerator of which is the actual number of days in the Interest Period and the denominator of which is 360. Interest for any Distribution Date will accrue from and including the preceding Distribution Date except in the case of the first Distribution Date on which will be payable accrued interest from and including the Issuance Date to and excluding [____________], 1998.

     On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the last day of the preceding calendar month (each a "Record Date") such Class A Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Class A Certificates held by such Investor Certificateholder) of such amounts as are payable to the Class A Certificateholders pursuant to the Agreement and Series Supplement. The amount to be distributed on each Distribution Date to the Holder of this Class A Certificate will be equal to the product of the aggregate fractional undivided interest represented by this Class A Certificate and the aggregate of all payments to be made to Class A Certificateholders on such payment date. Distributions with respect to this Class A Certificate will be made by the Paying Agent by check mailed to the address of the Class A Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation thereon (except for the final distribution in respect of this Class A Certificate) except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Final payment of this Class A Certificate will be made only upon presentation and surrender of this Class A Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Class A Certificateholders in accordance with the Agreement.


     On the Distribution Date occurring on or after the date on which the Invested Amount is reduced to $[____________] or less, the Seller will have the option to purchase the Class A Certificateholders' Interest and Class B Certificateholders' Interest in the Trust. The purchase price (determined after giving effect to any payment of principal and interest on such Distribution Date) for the Class A Certificates and the Class B Certificates will be equal to the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, plus accrued and unpaid interest on the unpaid principal balance of the Class A Certificates and Class B Certificates through the day immediately prior to the date of such purchase, plus the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Class A Certificateholders and the Class B Certificateholders, as applicable, on a prior Distribution Date.


     This Class A Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer or any affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Class A Certificate is limited in right of payment to certain Collections representing the Receivables (and certain other amounts) all as more specifically set forth hereinabove and in the Agreement and the Series Supplement.

     The Agreement and the Series Supplement may be amended by the Seller, the Servicer and the Trustee, without Certificateholder consent. No such Amendment, however, may adversely affect in any material respect the interests of the Investor Certificateholders. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Agreement or otherwise.

     The Agreement and the Series Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series for which the Seller has not delivered an Officer's Certificate stating that there is no Adverse Affect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of Investor Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, distributions to Investor Certificateholders without the consent of each Class A Certificateholder; (b)(i) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, in either case without the consent of each Investor Certificateholder; or (c) adversely affect the rating of the Class A Certificates or the Class B Certificates by the Rating Agency without the consent of the Class A Certificateholders or Class B Certificateholders evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Class A Certificates or the Class B Certificates, respectively. Any such amendment and any such consent by the holder of the Class A Certificate shall be conclusive and binding on such Class A Certificateholder and upon all future holders of this Class A Certificate and of any Class A Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Class A Certificate. The Seller or the Trustee shall establish a record date for determining the Investor Certificateholders who may give such consent.

     The Class A Certificates are issuable only in minimum denominations of $l,000 and integral multiples of $l,000 in excess thereof. The transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee or the Transfer Agent and Registrar, duly executed by the Class A Certificateholder or such Class A Certificateholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Certificates of authorized denominations and for the same aggregate Fractional Undivided Interest will be issued to the designated transferee or transferees.

     As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates evidencing like aggregate fractional undivided interests as requested by the Class A Certificateholder surrendering such Class A Certificates. No service charge may be imposed for any such exchange but the Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Seller, the Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Seller, the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

THIS CLASS A CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                   ASSIGNMENT

Social Security or other identifying number of assignee

________________________________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________
     (name and address of assignee )

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________ attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________________


(1) A Non U.S. Person as defined in      Note: The signature(s) to this
the Internal  Revenue Code of 1986, as         Assignment must correspond with the
amended must certify to the  Trustee           name(s) as written on the face of the
in writing as to  its Non U.S. Person          within certificate in every particular
status and such further information            without alteration or enlargement or
as may be alteration or required               any change whatsoever
under the Code or reasonably
requested by the Trustee


                                                                     EXHIBIT A-2

                          FORM OF CLASS B CERTIFICATE

REGISTERED                                                         $___________*
No. R-B__                                                  CUSIP No. __________


       THIS CLASS B CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT
                     OF A BENEFIT PLAN (AS DEFINED BELOW).

     UNLESS THIS CLASS B CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

                                 SERIES 1998-1

          FLOATING RATE CLASS B CREDIT CARD PARTICIPATION CERTIFICATE

                   SERIES 1998-1 EXPECTED FINAL PAYMENT DATE:
                        The March 2002 Distribution Date


             Each $1,000 minimum denomination represents a 1/______
                    undivided interest in the Series 1998-1
                         Class B Invested Amount in the


                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

Evidencing an undivided interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts provided by

_________________

* Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                     HOUSEHOLD AFFINITY FUNDING CORPORATION
                      (Not an interest in or obligation of
                     Household Affinity Funding Corporation
                           or any affiliate thereof)

     This certifies that CEDE & CO. (the "Class B Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of a trust (the "Trust") created pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 1993, as amended as of April 12, 1995 and as may be further amended from time to time (the "Agreement"), as supplemented by the Series 1998-1 Supplement, dated as of July 1, 1998 (the "Series Supplement"), by and among Household Affinity Funding Corporation, as Seller (the "Seller"), Household Finance Corporation, as Servicer, and The Bank of New York, as trustee (the "Trustee"). The corpus of the Trust includes (i) a portfolio of all receivables (the "Receivables") existing in the revolving credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) all receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from cardholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in certain accounts held in the name of the Trustee for the benefit of Certificateholders, and (v) all other assets and interests constituting the Trust, including certain monies constituting Interchange and Recoveries allocated to the Trust pursuant to the Agreement and the Series Supplement. Although a summary of certain provisions of the Agreement and the Series Supplement is set forth below and in the Summary of Terms and Conditions attached hereto and made a part hereof, this Class B Certificate does not purport to summarize the Agreement and the Series Supplement and reference is made to the Agreement and the Series Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement and the Series Supplement (without schedules) may be requested from the Trustee by writing to the Trustee at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Corporate Trust Trustee Administration. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement or the Series Supplement as applicable.

     This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Series Supplement, to which Agreement and Series Supplement, as may be amended from time to time, the Class B Certificateholder by virtue of the acceptance hereof assents and is bound.

     Unless otherwise specified in the applicable Supplement, it is the intent of the Seller and the Investor Certificateholders that, with respect to all Taxes, the Investor Certificates will evidence debt secured by the Receivables. The Seller and the Class B Certificateholder, by the acceptance of this Class
B Certificate, agree to treat this Class B Certificate for purposes of all Taxes as debt.

     Interest will accrue on the unpaid principal amount of this Class B Certificate from and including its date of issuance to and excluding [____________], 1998 and with respect to each Due Period thereafter, at the rate of [_____]% above LIBOR.

     In general, payments of principal with respect to the Class B Certificates are limited to the unpaid Class B Invested Amount, which may be less than the unpaid principal balance of the Class B Certificates pursuant to the terms of the Agreement and the Series Supplement. The Series 1998-1 Expected Final Payment Date is the [___________] Distribution Date, but principal with respect to the Class B Certificates may be paid earlier or later under certain limited circumstances described in the Agreement and the Series Supplement.



     Principal payments with respect to the Class B Certificates will not commence until the Class A Invested Amount is paid in full. In addition, the final payment of principal of the Class B Certificates will occur later than the [___________] Distribution Date if Collections of Receivables allocable to pay principal of the Class B Certificates and the Collateral Invested Amount are insufficient to pay the Class B Invested Amount on or prior to such Distribution Date. If the principal of the Class A Certificates and the Class B Certificates has not been paid in full prior to the [___________] Distribution Date, the Trustee will sell or cause to be sold on such Termination Date Principal Receivables (or interests therein) (and the related Finance Charge and Administrative Receivables) in an amount equal to 100% of the Invested Amount as of such Termination Date, subject to certain limitations, and shall immediately deposit the Termination Proceeds allocable to the Series 1998-1 Certificateholders' Interest in the Collection Account. The Termination Proceeds shall be allocated and distributed to the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder in accordance with the Series Supplement.


     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Class B Certificate shall not be entitled to any benefit under the Agreement or the Series Supplement, or be valid for any purpose.

     IN WITNESS WHEREOF, the Seller has caused this Class B Certificate to be duly executed.

                                    HOUSEHOLD AFFINITY
                                         FUNDING CORPORATION

                                    By _______________________________________
                                         Name:
                                         Title:

                                    By _______________________________________
                                         Name:
                                         Title:

Dated: ________ __, 1998

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the Class B Certificates
             described in the within-mentioned Amended and Restated Pooling and Servicing Agreement and Series Supplement.

THE BANK OF NEW YORK, as Trustee

By: _______________________________
     Authorized Signatory

                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

                                 SERIES 1998-1

          FLOATING RATE CLASS B CREDIT CARD PARTICIPATION CERTIFICATE

                        Summary of Terms and Conditions

     The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances, Finance Charge Receivables which arise from all Finance Charges, Cash Advance Fees and annual membership fees with respect to the Accounts and Administrative Receivables which consist of administrative fees, late charges on amounts charged for merchandise and services and premiums paid with respect to credit life insurance and other types of insurance and all other fees billed to the Obligors on the Accounts. Collections of Finance Charge Receivables include a portion, determined pursuant to the Agreement, of the Interchange paid or payable to Household Bank (SB), N.A. (the "Bank") through VISA USA, Inc. and MasterCard International, Incorporated. All Recoveries with respect to Receivables previously charged-off as uncollectible will be treated as Collections of Finance Charge and Administrative Receivables. This Class B Certificate is one of a series of Class B Certificates titled Household Affinity Credit Card Master Trust I, Series 1998-1 Floating Rate Class B Credit Card Participation Certificates (the "Class B Certificates"), each of which represents a fractional undivided interest in certain assets of the Trust. The Trust's assets are allocated in part to the Investor Certificateholders (the "Certificateholders' Interest") with the remainder allocated to the Seller. The aggregate interest represented by the Class B Certificates at any time in the Principal Receivables in the Trust and amounts on deposit in the Principal Funding Account with respect to the Class B Certificates shall not exceed an amount equal to the Class B Invested Amount at such time. The Class B Initial Invested Amount is $[___________]. The Class B Invested Amount on any date will be an amount equal to (a) $[___________] minus
(b) the amount of principal payments made to Class B Certificateholders prior to such date minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (d) the amount of Subordinated Principal Collections allocated on all prior Distribution Dates calculated pursuant to
Section 4.15 of the Series Supplement (excluding any Subordinated Principal Collections allocable to the Collateral Invested Amount), minus (e) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates pursuant to subsection 4.12(a) of the Series Supplement, plus (f) the sum of (A) the aggregate amount of any Series Allocable Miscellaneous Payments allocated on all prior Distribution Dates pursuant to subsection 4.12(b) of the Series Supplement and (B) the amount of Excess Finance Charge and Administrative Collections allocated and available on all prior Distribution Dates pursuant to subsection 4.13(e) of the Series Supplement and any withdrawals from the Cash Collateral Account applied in accordance with such subsection for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e) of the Series Supplement and minus (g) the amount of any reduction in the Class B Invested Amount pursuant to Section 4.18 of the Series Supplement prior to such date. In addition to the Class B Certificates, $[___________] aggregate principal amount of Class A Certificates entitled Household Affinity Credit Card Master Trust I, Series 1998-1 Floating Rate Class A Credit Card Participation Certificates (the "Class A Certificates") will be issued. Also, the HAFC Seller Certificate has been issued to the Seller pursuant to the Agreement which will represent the Seller's interest in the Trust.

     Subject to the terms and conditions of the Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

     Interest will accrue on the Class B Certificates at the Class B Certificate Rate and, except as otherwise provided in the Series Supplement, be distributed monthly to Class B Certificateholders, commencing [____________], 1998, and on the 15th day of each month thereafter, or if such day is not a business day, on the next succeeding business day (each, a "Distribution Date") in an amount equal to the product of (i) the unpaid principal amount of the Class B Certificates, (ii) the Class B Certificate Rate and a fraction, the numerator of which is the actual number of days in the Interest Period and the denominator of which is 360. Interest for any Distribution Date will accrue from and including the preceding Distribution Date except in the case of the first Distribution Date on which will be payable accrued interest from and including the Issuance Date to and excluding [____________], 1998.

     On each Distribution Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the last day of the preceding calendar month (each a "Record Date") such Class B Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Class B Certificates held by such Investor Certificateholder) of such amounts as are payable to the Class B Certificateholders pursuant to the Agreement and the Series Supplement. The amount to be distributed on each payment date to the Holder of this Class B Certificate will be equal to the product of the aggregate fractional undivided interest represented by this Class B Certificate and the aggregate of all payments to be made to Class B Certificateholders on such Distribution Date. Distributions with respect to this Class B Certificate will be made by the Paying Agent by check mailed to the address of the Class B Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation thereon (except for the final distribution in respect of this Class B Certificate) except that with respect to Class B Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Final payment of this Class B Certificate will be made only upon presentation and surrender of this Class B Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Class B Certificateholders in accordance with the Agreement.


     On the Distribution Date occurring on or after the date on which the Invested Amount is reduced to $[___________] or less, the Seller will have the option to purchase the Class A Certificateholders' Interest and the Class B Certificateholders' Interest in the Trust. The purchase price (determined after giving effect to any payment of principal and interest on such Distribution
Date) the Class A Certificates and the Class B Certificates will be equal to the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, plus accrued and unpaid interest on the unpaid principal balance of the Class A Certificates and Class B Certificates through the day immediately prior to the date of such purchase, plus the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Class A Certificateholders and the Class B Certificateholders, as applicable, on a prior Distribution Date.

     This Class B Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer or any affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Class B Certificate is limited in right of payment to certain Collections representing the Receivables (and certain other amounts) all as more specifically set forth hereinabove and in the Agreement.

     The Agreement and the Series Supplement may be amended by the Seller, the Servicer and the Trustee, without Certificateholder consent. No such amendment, however, may, in the reasonable belief of the Seller, adversely effect in any material respect the interests of the Investor Certificateholders. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Agreement or otherwise.

     The Agreement and the Series Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series for which the Seller has not delivered an Officer's Certificate stating that there is no Adverse Affect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of Investor Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, distributions without the consent of each affected Certificateholder; (b) (i) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, in either case without the consent of each Investor Certificateholder; or (c) adversely affect the rating of the Class A Certificates or the Class B Certificates by the Rating Agency without the consent of the Class A Certificateholders or Class B Certificateholders evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Class A Certificates or the Class B Certificates, respectively. Any such amendment and any such consent by the holder of this Class B Certificate shall be conclusive and binding on such Class B Certificateholder and upon all future holders of this Class B Certificate and of any Class B Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Class B Certificate. The Seller or the Trustee shall establish a record date for determining the Investor Certificateholders who may give such consent.

     The Class B Certificates are issuable only in minimum denominations of $1,000 and integral multiples of $l,000 ln excess thereof. The transfer of this Class B Certificate shall be registered in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee or the Transfer Agent and Registrar, duly executed by the Class B Certificateholder or such Class B Certificateholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class B Certificates of authorized denominations and for the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

     The Class B Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the

Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each a "Benefit Plan"). By accepting and holding this Class B Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Class B Certificate, the applicable Certificateholder or holders shall be deemed to have represented and warranted that it is or they are not Benefit Plans.

     As provided in the Agreement and subject to the limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates evidencing like aggregate fractional undivided interests as requested by the Class B Certificateholder surrendering such Class B Certificates. No service charge may be imposed for any such exchange but the Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Seller, the Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Seller, the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                   ASSIGNMENT

Social Security or other identifying number of assignee

___________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

___________________________________________

__________________________________________________________
(name and address of assignee )

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________ attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:________________


(1) A Non U.S. Person as  defined in
the Internal  Revenue Code of 1986, as
amended must certify to the Trustee
in writing as to its Non U.S. Person
status  and such further information
as may be alteration or required
under the Code or reasonably
requested by the Trustee

Note: The signature(s) to this
      Assignment must correspond with the
      name(s) as written on the face of the
      within certificate in every particular
      without alteration or enlargement or
      any change whatsoever

                                                                       EXHIBIT B

                     FORM OF MONTHLY SERVICER'S CERTIFICATE
                (To be delivered pursuant to subsection 3.04(b)
               of the Amended and Restated Pooling and Servicing
                  Agreement not later than the second Business
                     Day preceding each Distribution Date)

                         HOUSEHOLD FINANCE CORPORATION

                     HOUSEHOLD AFFINITY FUNDING CORPORATION

                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

                Class A and Class B Certificates, Series 1998-1

                  --------------------------------------------

     The undersigned, a duly authorized representative of Household Finance Corporation, as Servicer (the "Servicer"), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 1993 (the "Pooling and Servicing Agreement"), by and among Household Affinity Funding Corporation, as Seller, the Servicer, and The Bank of New York, as Trustee, does hereby certify with respect to the information set forth below as follows:

1. Capitalized terms used in this Certificate shall have the respective meanings set forth in the Pooling and Servicing Agreement.

2. Household Finance Corporation is, as of the date hereof, the Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   This Certificate relates to the Distribution Date occurring on
     _________________.

5.   Trust Information.

(a)  The aggregate amount of Collections processed for the Due Period preceding such Distribution Date was equal to.....................$_______

(b) The aggregate amount of such Collections with respect to Principal Receivables for the Due Period preceding such Distribution Date was equal to..........................................................$_______

(c)  The aggregate amount of such Collections with respect to Finance Charge and
     Administrative Receivables for the Due Period preceding such Distribution
     Date was equal to............................................................. $_______

(d)  The Defaulted Amount for the preceding Due Period is.......................... $_______

(e)  The Portfolio Yield for such Distribution Date................................ ________%

(f)  The total amount of Principal Receivables as of the last day of the immediately preceding Due Period is........................................... $_______

(g)  The total amount of Principal Receivables in the Trust at the beginning of the preceding Due Period is equal to.......................................... $_______

(h)  The average amount of Principal Receivables in the Trust during the preceding Due Period (the sum of the amounts in clause (e) and the amount in clause (g) divided by 2) is equal to....................................... $_______

(i)  The total amount of Finance Charge Receivables in the Trust as of the last day of the immediately preceding Due Period is................................ $_______

(j)  The aggregate outstanding balance of the Accounts which were delinquent by
     5-29 days as of the close of business on the last day of the calendar month preceding such Distribution Date was equal to................................. $_______

(k)  The aggregate outstanding balance of the Accounts which were delinquent by
     30-59 days as of the close of business on the last day of the calendar month preceding such Distribution Date was equal to........................... $_______

(l)  The aggregate outstanding balance of the Accounts which were delinquent by
     60 days or more as of the close of business on the last day of the calendar month preceding such Distribution Date was equal to........................... $_______

(m)  The aggregate amount of Trust Excess Principal Collections for such
     Distribution Date is.......................................................... $_______

(n)  The aggregate amount of Principal Shortfalls for such Distribution Date is.... $_______

6.   Group Three Information

(a)  The Average Rate for Group Three (the weighted average Certificate Rate reduced to take into account any payments made pursuant to interest rate agreements) is equal to....................................................... ________%

(b)  Group Three Total Investor Collections is equal to............................ $_______

(c)  Group Three Investor Principal Collections is equal to........................ $_______


(d)  Group Three Investor Finance Charge and Administrative Collections equal
     to........................................................................... $_______

(e)  Group Three Investor Additional Amounts is equal to.......................... $_______

(f)  Group Three Investor Default Amount is equal to.............................. $_______

(g)  Group Three Investor Monthly Fees is equal to................................ $_______

(h)  Group Three Investor Monthly Interest is equal to............................ $_______

7.   Series 1998-1 Information

(a)  The Series Adjusted Portfolio Yield for the Due Period preceding such
     Distribution Date was equal to............................................... ________%

(b)  The Series 1998-1 Allocation Percentage with respect to the Due Period preceding such Distribution Date was equal to................................ ________%

(c)  The Floating Allocation Percentage for the Due Period preceding such
     Distribution Date was equal to............................................... ________%

(d)  The aggregate amount of Reallocated Finance Charge and Administrative
     Collections for the Due Period preceding such Distribution Date was equal
     to........................................................................... $_______

(e)  The Floating Allocation Percentage of Series Allocable Finance Charge and
     Administrative Collections for the Due Period preceding such Distribution
     Date is equal to............................................................. ________%

(f)  Class A Invested Amount...................................................... $_______

(g)  The Class A Invested Percentage with respect to the Due Period preceding such Distribution Date was equal to.......................................... ________%

(h)  The Class A Invested Percentage of the amount set forth in Item 7(d) above was equal to................................................................. ________%

(i)  The amount of Class A Monthly Interest for such Distribution Date is equal
     to........................................................................... $_______

(j)  The amount of any Class A Monthly Interest previously due but not distributed on a prior Distribution Date is equal to......................... $_______

(k)  The amount of Class A Additional Interest for such Distribution Date is equal to..................................................................... $_______



(l)  The amount of any Class A Additional Interest previously due but not distributed on a prior Distribution Date is equal to......................... $_______

(m)  The Class A Investor Default Amount for such Distribution Date is equal
     to........................................................................... $_______

(n)  The Allocable Servicing Fee for such Distribution Date is equal to........... $_______

(o)  The Class A Required Amount, if any, with respect to such Distribution Date is equal to.................................................................. $_______

(p)  Class B Invested Amount...................................................... $_______

(q)  The Class B Invested Percentage for the Due Period preceding such
     Distribution Date was equal to............................................... ________%

(r)  The Class B Invested Percentage of the amount set forth in Item 7(d) above is equal to.................................................................. ________%

(s)  The amount of Class B Monthly Interest for such Distribution Date is equal
     to........................................................................... $_______

(t)  The amount of any Class B Monthly Interest previously due but not distributed on a prior Distribution Date is equal to......................... $_______

(u)  The amount of Class B Additional Interest for such Distribution Date is equal to..................................................................... $_______

(v)  The amount of any Class B Additional Interest previously due but not distributed on a prior Distribution Date is equal to......................... $_______

(w)  Class B Investor Default Amount for such Distribution Date is equal to....... $_______

(x)  The amount of Reallocated Finance Charge and Administrative Collections to
     be distributed to the Collateral Interest Holder with respect to such
     Distribution Date is equal to................................................ $_______

(y)  The Series 1998-1 Principal Shortfall for such Distribution Date is equal
     to........................................................................... $_______

(z)  The Series 1998-1 Excess Principal Collections is equal to................... $_______

(aa) The amount of Excess Finance Charge and Administrative Collections with respect to such Distribution Date is equal to................................ $_______


(bb) The amount of Excess Finance Charge and Administrative Collections referred to in Item 7(aa) will be available to be distributed on such Distribution
     Date to fund or reimburse the following items:..............

            (i) to fund the Class A Required Amount, if any, with respect to such Distribution
      Date......................................................................      $_______

            (ii) to reimburse Class A Investor Charge-Offs.......................     $_______

            (iii) to pay current or overdue Class B Monthly Interest, Class B
      Additional Interest or the Cumulative Excess Interest Amount...............     $_______

            (iv) to fund the Class b Investor Default Amount with respect to such
      Distribution Date.........................................................      $_______

            (v) to reimburse certain previous reductions in the Class B Invested
      Amount.....................................................................     $_______

            (vi) to pay any portion of the Allocable Servicing Fee not paid
      pursuant to clause (I) above...............................................     $_______

            (vii) to fund the Collateral Default Amount with respect to such
      Distribution Date..........................................................     $_______

            (viii) to make any required deposit in the Cash Collateral Account...     $_______

(cc) The amount of Subordinated Principal Collections with respect to such
     Distribution Date is equal to...............................................     $_______

(dd) The amount, if any, of Miscellaneous Payments with respect to such
     Distribution Date is equal to...............................................     $_______

(ee) The Principal Allocation Percentage is equal................................     $_______

(ff) The total amount to be distributed to Class A Certificateholders on such
     Distribution Date in payment of principal is equal to.......................     $_______

(gg) The total amount to be distributed to Class B Certificateholders on such
     Distribution Date in payment of principal is equal to.......................     $_______

(hh) The amount of Class A Investor Charge-Offs for such Distribution Date is
     equal to...................................................................      $_______

(ii) The total amount of reimbursements of Class A Investor Charge-Offs for such
     Distribution Date is equal to...............................................     $_______

(jj) The amount of Class B Investor Charge-Offs and other reductions in the
     Class B Invested Amount for such Distribution Date is equal to.................... $_______

(kk) The total amount of reimbursements of Class B Investor Charge-Offs for such
     Distribution Date is equal to..................................................... $_______

(ll) The Class A Invested Amount at the close of business on such Distribution
     Date (after giving effect to all payments and adjustments on such
     Distribution Date) will be equal to............................................... $_______

(mm) The Class B Invested Amount at the close of business on such Distribution
     Date (after giving effect to all payments and adjustments on such
     Distribution Date) will be equal to............................................... $_______

(nn) The Available Collateral Amount as of the close of business on the preceding Distribution Date (after giving effect to any withdrawal from the
     Collateral Account) was equal to.................................................. $_______

(oo) The Required Collateral Amount as of the close of business on such
     Distribution Date, after giving effect to any withdrawal from the
     Collateral Account and payments to the Collateral Interest Holder on such
     Distribution Date, will be equal to............................................... $_______

(pp) The ratio of the Required Collateral Amount to the Class B Invested Amount
     as of the close of business on such Distribution Date, after giving effect to any withdrawal from the Collateral Account and payments to the
     Collateral Interest Holder on such Distribution Date, will be equal
     to................................................................................ ________%

(qq) The Cumulative Excess Interest Amount as of the close of business on such
     Distribution Date, after giving effect to any payments of interest to Class
     B Certificateholders on such Distribution Date, will be equal
     to................................................................................ $_______

8.   Total amount to be on deposit in the Collection Account (after giving effect to allocations required to be made pursuant to the terms of all other Series now outstanding) prior to making the required distributions on such Distribution Date is equal to................................................ $_______

9.   The total amount to be distributed from the Collection Account to the
     Seller on such Distribution Date (after taking into consideration the amounts which have been netted with respect to all Series against deposits to the Collection Account) is equal to............................................ $_______


10.  Total amount to be distributed from the Collection Account to the Servicer in respect of the unpaid Allocable Servicing Fee for the preceding Due
     Period on such Distribution Date (after taking into consideration the amounts which have been netted with respect to this Series against deposits to the Collection Account) is equal to....................................... $_______

11.  The Class A Adjusted Invested Amount......................................... $_______

12.  The Class B Adjusted Invested Amount......................................... $_______

13.  The Controlled Accumulation Amount........................................... $_______

14.  The Controlled Deposit Amount................................................ $_______

15.  The Deficit Controlled Accumulation Amount................................... $_______

16.  The Principal Funding Account Balance........................................ $_______

17.  The Principal Funding Investment Shortfall................................... $_______

18.  The Required Reserve Account Amount.......................................... $_______

19.  The Reserve Account Balance.................................................. $_______

20. As of the date hereof, to the best knowledge of the undersigned, (a) the Servicer has performed in all material respects all its obligations under the Pooling and Servicing Agreement through the Due Period preceding such Distribution Date or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Seller and Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert
     "None".

21. As of the date hereof, to the best knowledge of the undersigned, no Amortization Event has been deemed to have occurred on or prior to such Distribution Date.

22. As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the Receivables other than pursuant to the Pooling and Servicing Agreement (or, if there is a Lien, such Lien consists of _______________).

23.  The amount specified to be deposited into and withdrawn from the Collection
     Account, as well as the amounts specified to be paid to the Seller, the Servicer, the Interest Holder and the Certificateholders are all in accordance with the requirements of the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ____ day of ______________, 199_.

                                    HOUSEHOLD FINANCE CORPORATION
                                    as Servicer,

                                    By:_______________________________________
                                         Name:
                                         Title:

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents. Deleting this break will cause Table of Contents headers and footers to appear on any pages following the Table of Contents.